UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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United Community Banks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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125 HIGHWAY 515 EAST

BLAIRSVILLE, GEORGIA 30514-0398

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2016 Annual Meeting of Shareholders of United Community Banks, Inc. (“United”) will be held on May 11, 2016 at 2:00 p.m. at The Ridges Resort, 3499 Highway 76 West, Young Harris, Georgia. This year you will be asked to vote on the following items of business:

1.	To elect eight directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified;

2.	To approve an amendment to the Restated Articles of Incorporation of United, as amended, to increase the number of shares of our common stock, par value $1.00 available for issuance from 100,000,000 to 150,000,000;

3.	To approve amendments to United’s Amended and Restated 2000 Key Employee Stock Option Plan to, among other things, increase the number of shares available for grant under such plan;

4.	To approve, on an advisory basis, the compensation of our Named Executive Officers;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountant for 2016; and

6.	To consider and act upon other matters that may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 12, 2016 will be entitled to notice of, and to vote at, the meeting. A Notice of Internet Availability of Proxy Materials is enclosed.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rule to help conserve resources and reduce printing and distribution costs. We will be mailing a Notice of Internet Availability of Proxy Materials to our shareholders, instead of a paper copy of our “Proxy Materials,” which include this Proxy Statement, our 2015 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2015, with instructions on how to access such Proxy Materials over the Internet.

It is important that your shares are represented and voted at the 2016 Annual Meeting of Shareholders. To ensure that your vote is recorded promptly, please vote as soon as possible. Many shareholders of record have multiple options for submitting their vote before the meeting. You may vote via the Internet or telephone (see instructions on the Notice of Internet Availability of Proxy Materials). Or, if you are a registered shareholder and have not voted online by April 11, 2016, you may receive a second mailing with the proxy card and instructions on how to vote by completing, signing and mailing the accompanying proxy card in the postage-paid envelope to be provided. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves significant postage and processing costs. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person.

If your shares are held in “street name,” meaning that your shares are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

BY ORDER OF THE BOARD OF DIRECTORS,

Jimmy C. Tallent,
Chairman and Chief Executive Officer

April 1, 2016

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE 2016 ANNUAL MEETING OF SHAREHOLDERS, PLEASE VOTE BY TELEPHONE OR INTERNET PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED.

April 1, 2016

125 HIGHWAY 515 EAST

BLAIRSVILLE, GEORGIA 30514-0398

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Community Banks, Inc. (“United”) for use at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 11, 2016 at 2:00 p.m. at The Ridges Resort, 3499 Highway 76 West, Young Harris, Georgia, and at any adjournments or postponements of the 2016 Annual Meeting. For directions to the 2016 Annual Meeting, visit www.theridgesresort.com or call (866) 270-5900 and an Investor Relations professional can assist you.

In this Proxy Statement, we use terms such as “we,” “us,” “our,” “United” and the “Company” to refer to United Community Banks, Inc. and its subsidiary, United Community Bank (the “Bank”). We also sometimes refer to the Board of Directors of United Community Banks, Inc. as the “Board.” Additionally, we use terms such as “you” and “your” to refer to our shareholders.

In this Proxy Statement, we refer to the Notice of Annual Meeting of Shareholders, this Proxy Statement, our 2015 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2015 voting instruction form as our “Proxy Materials.”

INFORMATION ABOUT THE PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials For The Shareholder Meeting To Be Held On May 11, 2016

We have posted materials related to the 2016 Annual Meeting on the Internet. The following materials are available on the Internet at www.cstproxy.com/ucbi/2016:

•	This Proxy Statement for the 2016 Annual Meeting;

•	United’s 2015 Annual Report to Shareholders; and

•	United’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

Why did I receive a notice in the mail regarding the Internet availability of the Proxy Materials instead of a paper copy of the Proxy Materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish our Proxy Materials to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. The Notice of Internet Availability of Proxy Materials was first sent or given to shareholders on April 1, 2016.

All shareholders will have the ability to access the Proxy Materials via the Internet by going to www.cstproxy.com/ucbi/2016 or by requesting to receive a printed set of such Proxy Materials. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found on the Notice of Internet Availability of Proxy Materials.

INFORMATION ABOUT THE ANNUAL MEETING

What will I be voting on at the 2016 Annual Meeting?

This year you will be asked to vote on the following items of business:

•	Proposal 1 - Election of eight directors to constitute the Board of Directors (the “Board”) to serve until the next Annual Meeting and until their successors are elected and qualified;

•	Proposal 2 - Approval of an amendment to the Restated Articles of Incorporation of United, as amended (the “Articles”), to increase the number of shares of our common stock, par value $1.00 (“Common Stock”), available for issuance from 100,000,000 to 150,000,000;

•	Proposal 3 - Approval of the amendment to United’s Amended and Restated 2000 Key Employee Stock Option Plan (the “Equity Plan”) to, among other things, increase the number of shares available for grant under the Equity Plan;

•	Proposal 4 - Approval, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement; and

•	Proposal 5 - Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountant for 2016.

Will other matters be voted on at the 2016 Annual Meeting?

We are not aware of any other matters to be presented at the 2016 Annual Meeting other than those described in this Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Who is entitled to vote?

All shareholders of record of United’s Common Stock at the close of business on March 12, 2016, which is referred to as the record date, are entitled to receive notice of the 2016 Annual Meeting and to vote the shares of Common Stock held by them on the record date. Each outstanding share of Common Stock entitles its holder to cast one vote for each matter to be voted upon.

What other information should I review before voting?

You should review United’s 2015 Annual Report to Shareholders and its Annual Report on Form 10-K filed with the SEC, including financial statements for the year ended December 31, 2015, before voting. Copies of these documents may be obtained without charge by:

•	Accessing United’s website at www.ucbi.com; or

•	Writing to the Secretary of United at the following address: Post Office Box 398, Blairsville, Georgia 30514-0398.

You may also obtain copies of United’s Annual Report on Form 10-K by accessing the EDGAR database at the SEC’s website at www.sec.gov or from the SEC at prescribed rates by writing to the Public Reference Room of the SEC, 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information.

How do I cast my vote?

If you hold your shares of Common Stock in your own name as a holder of record and you have Internet access, United prefers that you vote your shares via the Internet by going to www.cstproxyvote.com. Alternatively, you may vote your shares by telephone if you reside in the United States, Canada or the United States territories or in person at the 2016 Annual Meeting.

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If you are a registered shareholder and have not voted your shares by April 11, 2016, you may automatically receive a proxy voting card by mail. At that time, you may also vote by mail by completing the proxy card and following the instructions provided.

If your shares of Common Stock are held in “street name,” meaning that your shares are held for your account by a broker, bank or other nominee, you will receive instructions from your nominee which you must follow in order to vote your shares.

Proxies that are submitted through the Internet or, if applicable, executed and returned via mail, but do not contain any specific instructions on any proposal, will be voted “FOR” the proposals specified herein.

May I change my vote?

If you are a record holder, you may revoke your proxy by:

•	Filing a written revocation with the Secretary of United at the following address: Post Office Box 398, Blairsville, Georgia 30514-0398; or

•	Appearing in person and electing to vote by ballot at the 2016 Annual Meeting.

Any shareholder of record as of the record date attending the 2016 Annual Meeting may vote in person by ballot whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the 2016 Annual Meeting will not constitute revocation of a previously given proxy.

Any shareholder holding shares in “street name” by a broker or other nominee must contact the broker or nominee to obtain instructions for revoking the proxy instructions.

How many votes must be present to hold the 2016 Annual Meeting?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 2016 Annual Meeting. As of the record date, there were 66,240,233 voting shares of Common Stock outstanding and entitled to vote at the 2016 Annual Meeting.

What vote is required to approve each proposal?

The required vote for each proposal at the 2016 Annual Meeting is as follows:

•	Proposal 1 - For the election of directors, those nominees receiving the greatest number of votes at the 2016 Annual Meeting shall be deemed elected, even though the nominees may not receive a majority of the votes cast. However, as described in Proposal 1: Election of Directors — Majority Vote Requirement, under certain circumstances, nominees who are elected receiving less than a majority vote may be asked to resign;

•	Proposal 2 – For the approval of an amendment to the Restated Articles of Incorporation of United, as amended, to increase the number of shares of Common Stock available for issuance from 100,000,000 to 150,000,000, the vote of a majority of all voting shares of Common Stock outstanding;

•	Proposal 3 - Approval of the amendment to United’s Amended and Restated 2000 Key Employee Stock Option Plan to, among other things, increase the number of shares available for grant under the Equity Plan, the vote of a majority of the voting shares of Common Stock voted on the matter;

•	Proposal 4 - For the approval, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, the vote of a majority of the voting shares of Common Stock voted on the matter; and

•	Proposal 5 - For the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountant for 2016, the vote of a majority of the voting shares of Common Stock voted on the matter .

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For any other business at the 2016 Annual Meeting, the vote of a majority of the voting shares of Common Stock voted on the matter, assuming a quorum is present, shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law.

How are votes counted?

Proposal 1 is the election of directors. Because directors are elected by a plurality of the votes cast, except as described in Proposal 1: Election of Directors — Majority Vote Requirement, the director nominees who get the most votes will be elected even if such votes do not constitute a majority. Directors cannot be voted “AGAINST,” and votes to “WITHHOLD AUTHORITY” to vote for a certain nominee will have no impact if the nominee receives a plurality of the votes cast. For the approval of all other proposals, you may vote “FOR” or “AGAINST” the proposal.

Abstentions and “broker non-votes” will be counted only for purposes of establishing a quorum, but will not otherwise impact the vote. “Broker non-votes” are proxies received from brokers or other nominees holding shares on behalf of their clients (in “street name”) who have not been given specific voting instructions from their clients with respect to non-routine matters. The ratification of independent auditors is considered a routine matter by brokers and other nominees allowing them to have discretionary voting power to vote shares they hold on behalf of their clients for the ratification of an independent auditor.

If you hold your shares of Common Stock in your own name as a holder of record and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote.

How can I pre-register to attend the 2016 Annual Meeting?

To pre-register to attend the 2016 Annual Meeting you may:

•	Follow the instructions at www.cstproxy.com/ucbi/2016;

•	Email Investor_Relations@ucbi.com and indicate the name of the person(s) attending; or

•	Call (866) 270-5900 and speak with an Investor Relations professional.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Bylaws of United provide that the number of directors on United’s Board may range from eight to fourteen. The Board of United has set the number of directors at eight. The number of directors may be increased or decreased from time to time by the Board by resolution, but no decrease shall shorten the term of an incumbent director. The terms of office for directors continue until the next Annual Meeting and until their successors are elected and qualified. All of the directors of United also serve on the Board of Directors of the Bank.

Information Regarding Nominees for Director

Set forth below is information on each director and nominee, along with a summary of their experience, qualifications, attributes and skills that qualify them for service on the Board. All of the nominees for director are existing directors that have been nominated by the Board for re-election.

Jimmy C. Tallent	Director since 1988
Age 63	Chairman and Chief Executive Officer

Mr. Tallent currently serves as Chairman and Chief Executive Officer of United and the Bank. Mr. Tallent has served as Chief Executive Officer of United from the time it was formed in 1988 and has served as Chairman of the Board since February 2015. He has also served as Chief Executive Officer of United’s wholly-owned subsidiary, United Community Bank, since 1984. Under Mr. Tallent’s leadership, United has grown from a small, one-branch banking operation in the rural community of Blairsville, Georgia to the third largest bank holding company headquartered in Georgia with $9.6 billion in assets and 134 banking offices covering four states in the Southeast. Mr. Tallent is a member of the board of directors of Georgia Power, the largest subsidiary of Southern Company, and serves as a Trustee of Young Harris College. He is a former member of the State Board for the Georgia Department of Technical and Adult Education, the Global Health Action board of directors and the Georgia Chamber of Commerce board of directors. Mr. Tallent has also served as the Georgia State YMCA Finance Chairman.

Mr. Tallent’s many professional accomplishments include being honored with the Georgia Economic Developers Association’s Spirit of Georgia Award, which was presented to Mr. Tallent in 1999. This award is presented annually to a Georgia business executive who has demonstrated superior ability, originality, potential impact and courage in business development. For ten consecutive years, Georgia Trend magazine has recognized Mr. Tallent as one of the “100 Most Influential Georgians.” In 2007, Mr. Tallent was honored with the Ernst & Young Entrepreneur of the Year Award for Financial Services in the Alabama/Georgia/Tennessee region. Mr. Tallent attended Young Harris College and Piedmont College and is a graduate of the Georgia Banking School.

As Chairman and Chief Executive Officer, Mr. Tallent is one of two officers serving on our Board. With more than 40 years of experience, Mr. Tallent has a deep knowledge and understanding of United, its community banks and its lines of business. Mr. Tallent has demonstrated leadership abilities and has the integrity, values and good judgment that make him well suited to serve on the Board.

Robert H. Blalock	Director since 2000
Age 68	Audit Committee
Risk Committee
Nominating/Corporate Governance Committee

Mr. Blalock has been Chief Executive Officer of Blalock Insurance Agency, Inc. in Clayton, Georgia, since 1974. He served as an organizing director of First Clayton Bank and Trust when the bank was formed in 1988. He was a member of the board of directors and served on the Compensation and Audit Committees for First Clayton Bank and Trust, which was acquired by United in 1997, and was past Chairman of the Board. Mr. Blalock remains on the community bank board of United Community Bank — Clayton (the former First Clayton Bank and Trust) and joined United’s Board in 2000.

Mr. Blalock is a graduate of University of Georgia and served as an Infantry Officer in the United States Army. He served a tour of duty in Vietnam with the 101 Airborne Division. He was a member of the Rotary Club of Clayton board of directors from 1974 to 1991 and served as the club’s Vice President.

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Mr. Blalock’s extensive knowledge and business experience, as well as involvement in our banking communities, provide critical insight to our Board. His experience and leadership of a small business in the Clayton community provides a much-needed perspective into a business community that is representative of a large portion of United’s service area. As a past member of the board of directors of First Clayton Bank and Trust, Mr. Blalock brings not only a rich history of banking leadership but a perspective of the bank acquisition process. The Board believes that Mr. Blalock’s 40 plus years of business experience and over 25 years of bank board experience make him well suited to serve on the Board.

L. Cathy Cox	Director since 2008
Age 57	Audit Committee
Risk Committee
Nominating/Corporate Governance Committee Chairman
Compensation Committee Chairman

Ms. Cox has served as President of Young Harris College, a private, liberal arts college in North Georgia, since 2007. In her time at the college, she has moved the college from two-year to four-year status, doubled student enrollment and the size of the faculty of the institution and added nearly $100 million in new facilities to the campus. Prior to joining the college, Ms. Cox was twice elected to serve as the Georgia Secretary of State. In this role she served as Commissioner of Securities, overseeing the regulation of the securities industry within the state, and she also participated in one of the largest ever national settlements against national investment banks for state and federal law violations.

Ms. Cox was twice elected to the Georgia House of Representatives where she served on the House Judiciary Committee; Game, Fish and Parks Committee; State Institutions and Properties Committee; Georgia Code Revision Commission and various House study committees. Prior to her public service, Ms. Cox worked as an attorney, first as an associate with Hansell & Post in Atlanta, Georgia, and then as a partner with Lambert, Floyd & Conger in Bainbridge, Georgia. She started her professional career as a newspaper reporter. Ms. Cox holds an A.S. degree from Abraham Baldwin Agricultural College, an A.B.J. degree from University of Georgia and a J.D. degree from Mercer University School of Law. She was Editor-in-Chief of the Mercer Law Review.

Ms. Cox provides a very unique combination of legal, governmental and educational experience to the Board. In her legal career, Ms. Cox served as legal counsel for community banks in Georgia. This, combined with her extensive government service, brings a depth of legal and governmental expertise to the Board. Her leadership of a college undergoing tremendous growth demonstrates Ms. Cox’s vision and strong management skills and offers the perspective of a key educational institution to the Board. For these reasons, the Board believes Ms. Cox is well suited to serve on the Board.

Kenneth L. Daniels	Director since 2015
Age 64	Risk Committee Chairman
Nominating/Corporate Governance Committee
Compensation Committee

Mr. Daniels began his career at First Union National Bank (now Wells Fargo) where he served as a Senior Commercial Loan Officer and Commercial Financial Analyst. In 1983, he joined BB&T and led various credit and risk management functions as the company grew from $2 billion to $187 billion in assets. In 2003, he was promoted to Chief Credit Risk and Policy Officer and later to Senior Risk Advisor, a position he held until his retirement in 2014.

Mr. Daniels is past President and Chair of both the Carolinas/Virginia Chapter and the Eastern North Carolina Chapter of the Risk Management Association (“RMA”). During his career, he served on the RMA’s National Agricultural Lending Council, the National Credit Risk Council, the Allowance for Loan and Lease Losses Roundtable and the Commercial Risk Grading Roundtable. He graduated from the RMA/Wharton Advanced Risk Management Program at The Wharton School of Business and also earned an M.B.A. degree at East Carolina University and a bachelor’s degree at the University of North Carolina, Chapel Hill.

Mr. Daniel’s 38 years as a banking leader and risk professional with extensive experience in loan portfolio management, regulatory requirements, policy development and data integrity provides the Board with a depth of banking and risk expertise and offers the perspective of a large regional banking institution to the Board. For these reasons, the Board believes Mr. Daniels is well suited to serve on the Board.

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H. Lynn Harton	Director Since 2015
Age 54	President and Chief Operating Officer

Mr. Harton serves as President and Chief Operating Officer of United and of the Bank. Mr. Harton has served as Chief Operating Officer of United since September 2012. Prior to joining United, from 2010 to 2012, Mr. Harton was Executive Vice President and Special Assistant to the Chief Executive Officer of Toronto-Dominion Bank (“TD Bank”). From 2009 to 2010, Mr. Harton served as President and Chief Executive Officer of The South Financial Group (“TSFG”), and from 2007 to 2009 was Chief Risk and Chief Credit Officer of the same company. During his time at TSFG, Mr. Harton raised capital to support TSFG during the financial crisis, negotiated the sale of the company to TD Bank, and, post-sale, led the successful integration of TSFG into TD Bank. Prior to joining TSFG, from 2003-2007 Mr. Harton was Chief Credit Officer of Regions Financial Corporation and Union Planters Corporation. He also has previously held various executive positions at BB&T.

Mr. Harton is a graduate of Wake Forest University where he earned a bachelor’s degree in business administration. He currently serves on the Board of Trustees of the Peace Center for the Performing Arts, the Greenville Museum Association Board and the Risk Management Association. He has also served on a number of financial boards and committees throughout his career including the Palmetto Business Forum, Risk Management Association National Credit Risk Council, Consumer Bankers Association National Small Business Banking Committee and the Equifax Small Business Financial Exchange.

As President and Chief Operating Officer, Mr. Harton is one of two officers serving on our Board. With more than 30 years of experience in the banking and finance industry, Mr. Harton has extensive experience with respect to lending, risk management, credit administration and virtually all other aspects of United’s business. Mr. Harton’s leadership, experience and good judgment make him well suited to serve on the Board.

W. C. Nelson, Jr.	Director since 1988
Age 72	Lead Director
Audit Committee
Risk Committee
Nominating/Corporate Governance Committee
Compensation Committee

Mr. Nelson has served on the Board of United since its formation in 1988 and has served as Lead Director since February 2015, Chairman from March 2012 through February 2015 and Vice Chairman from 1992 through March 2012. He has served on the Board of Directors of the Bank since 1974. Mr. Nelson is the Co-Owner and Operator of Nelson Tractor Co. in Blairsville, Georgia, a dealer of farm and light industrial equipment established by the Nelson family in 1949. In this capacity, he has served on the Ford Tractor National Dealer Council as well as the Kubota National Dealer Advisory Board representing southeast U.S. dealers.

Mr. Nelson attended Young Harris College and The Georgia Institute of Technology. He is a member-emeritus of the Union County Development Board where he previously served as a member for more than 30 years and as Chairman for 15 years. Mr. Nelson is currently on the Young Harris Board of Associates and the Blairsville Downtown Development Authority and formerly served as a member of the Tennessee Valley Authority Regional Resource Stewardship Council for 12 years.

In addition to owning and operating a thriving local business, Mr. Nelson’s managerial and leadership expertise is recognized by professional and governmental entities nationwide. In addition to his keen leadership ability, Mr. Nelson brings to the Board a broad community perspective due to his lengthy involvement in, and leadership of, varied local and regional municipal organizations – a valued perspective because of United’s strong commitment to the communities it serves. The Board believes that Mr. Nelson’s dedication to community development, as well as his decades of business leadership and board experience makes him well suited to serve on United’s Board.

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Thomas A. Richlovsky	Director since 2012
Age 64	Audit Committee Chairman
Risk Committee
Nominating/Corporate Governance Committee

Mr. Richlovsky served as Executive Vice President at PNC Financial Services Group Inc. from 2009 to 2011 following PNC’s acquisition of National City Corporation in December 2008. While at PNC, he assisted with the integration of National City’s financial functions as well as managed or co-managed several areas within the PNC finance group. Mr. Richlovsky was Chief Financial Officer, Treasurer and Principal Accounting Officer of National City at the time of its acquisition by PNC. During his 30-year tenure with National City (1978-2008), he assumed progressively greater responsibilities and gained extensive financial, accounting and treasury expertise. At the time of the sale of National City and subsequent integration into PNC, he was a key executive and assisted in the transition with regulators, investors and other external constituents. Mr. Richlovsky began his career as an auditor in 1973 with Ernst & Ernst, a predecessor firm of Ernst & Young LLP, in Cleveland, Ohio. Mr. Richlovsky received his bachelor’s degree from Cleveland State University and is a CPA.

Mr. Richlovsky has extensive experience in the financial services industry, having served in senior executive positions in finance, accounting and treasury at major banking organizations. Mr. Richlovsky’s expertise and experience in these finance-related areas of banking provide a valuable perspective to United’s Board making him well suited to serve on the Board.

Tim R. Wallis	Director since 1999
Age 64	Nominating/Corporate Governance Committee
Compensation Committee

Mr. Wallis is Owner and President of Wallis Printing in Rome, Georgia. Previously, he worked in production and sales at what was then Brazelton-Wallis Printing Company from 1974 until 1985, when he became Owner and President. In addition to serving on the Board of United, Mr. Wallis also serves as Chairman on the community bank board of United Community Bank — Rome. He has served on the board of directors of the Printing and Imaging Association of Georgia (“PIAG”) and was Chairman of the association’s Government Relations Committee. In this capacity he worked directly with PIAG legislative liaisons at both the state and national levels. Mr. Wallis currently serves on the Georgia Chamber of Commerce board of directors. He also has served on the Darlington School Board of Trustees, Georgia Southern College Foundation Board of Trustees, Rome/Floyd YMCA Board of Trustees and the United Way of Rome and Floyd County Board of Trustees. He is a graduate of Georgia Southern University.

Mr. Wallis has been a community leader and long-term owner of a small business. With United’s interest in small business and commercial banking, Mr. Wallis brings a valuable perspective and insight to the Board. His varied experience in a number of community boards, as well as his service on the United Community Bank — Rome community bank board, gives the Board a much needed focus on the needs of our mid-size banking communities and the business owners within those communities. For these reasons, as well as his experience with statewide commerce, the Board believes Mr. Wallis is well suited to serve on the Board.

Recent Changes

Former director Dr. Steven J. Goldstein retired from the Board effective March 1, 2016 for health reasons. Mr. Daniels replaced Dr. Goldstein as chairman of the Risk Committee upon Dr. Goldstein’s retirement. Nicholas B. Paumgarten is not seeking re-election to the Board and will end his service on the Board following the 2016 Annual Meeting. We thank Dr. Goldstein and Mr. Paumgarten for their many contributions to the Board.

Board Independence

The Board has considered and determined that a majority of the members of the Board are independent, as defined under applicable federal securities laws and the Nasdaq listing requirements. During 2015, the independent directors were directors Nelson, Blalock, Brokaw, Cox, Daniels, Goldstein, Paumgarten, Richlovsky and Wallis. The independent directors meet in executive sessions every quarter without management.

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Board Leadership

The Board has elected Jimmy C. Tallent, United’s Chief Executive Officer, as Chairman, and W.C. Nelson, Jr. as Lead Director. The Board believes at this time that its current structure best serves the interests of shareholders and that the appointment of one of its independent directors as Lead Director ensures that United benefits from effective oversight by its independent directors. This combination yields deep experience in United’s organization, strategy and markets, provided by Mr. Tallent, coupled with independent, shareholder-focused leadership from a substantial shareholder, provided by Mr. Nelson.

Family Relationships

There are no family relationships between any director, executive officer (as defined by Item 401 of Regulation S-K), or nominee for director of United.

Risk Oversight

United believes its risk management structure facilitates careful oversight of risk to United. Risk oversight of United is the responsibility of the Board. In such capacity, the Board receives and discusses regular reports prepared by United’s senior management, including the Chief Risk Officer, on areas of material risk to United. The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) uses these reports to enable it to understand the risk identification, risk management and risk mitigation strategies being used by United and to ensure that the strategies are implemented appropriately.

To further support the risk management function United also has a Risk Committee comprised solely of independent directors. The Risk Committee provides strong oversight by the independent directors by meeting frequently in executive sessions of the Board without management. These executive sessions allow the committee to review key decisions and discuss matters in a manner that is independent of management.

Shareholder Communication

The Board maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board should send any communication in writing to the Secretary, United Community Banks, Inc. Post Office Box 398, Blairsville, Georgia 30514-0398. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The communication will be forwarded to the full Board or to any individual director or directors to whom the communication is directed unless the communication is illegal or otherwise inappropriate, in which case the communication will be disregarded.

Director Nominations

General

The Board nominates individuals for election to the Board based on the recommendations of the Nominating/Corporate Governance Committee. A candidate for the Board of must meet the eligibility requirements set forth in United’s Bylaws, Corporate Governance Guidelines and in any applicable Board or committee resolutions.

Nominating/Corporate Governance Committee Procedures

The Nominating/Corporate Governance Committee considers qualifications and characteristics that it, from time to time, deems appropriate when it selects individuals to be nominated for election to the Board. These qualifications and characteristics include, without limitation, the individual’s interest in United, his or her United shareholdings, independence, integrity, business experience, education, accounting and financial expertise, age, diversity, reputation, civic and community relationships and knowledge and experience in matters impacting financial institutions. In addition, prior to nominating an existing director for re-election to the Board, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance.

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Shareholder Nominations

The Board and Nominating/Corporate Governance Committee of the Board will consider all director nominees properly recommended by any United shareholders in accordance with the standards described above. Any shareholder wishing to recommend a candidate for consideration as a possible director nominee for election at an upcoming meeting of shareholders must provide timely, written notice to the Board in accordance with the procedures available on United’s website, www.ucbi.com. The following is a summary of these procedures:

•	In order to be considered timely, a nomination for the election of a director must be received by United no less than 120 days before the anniversary of the date United’s proxy statement was mailed to shareholders in connection with the previous year’s Annual Meeting.

•	A shareholder nomination for director must set forth, as to each nominee such shareholder proposes to nominate:

o	The name and business or residence address of the nominee;

o	An Interagency Biographical and Financial Report available from the Federal Deposit Insurance Corporation completed and signed by the nominee;

o	The number of shares of Common Stock of United which are beneficially owned by the person;

o	The total number of shares that, to the knowledge of the nominating shareholder, would be voted for such person; and

o	The signed consent of the nominee to serve, if elected.

•	A shareholder nomination for director must also set forth, as to each nominee such shareholder proposes to nominate:

o	The name and residence address of the nominating shareholder; and

o	The class and number of shares of Common Stock of United which are beneficially owned by the nominating shareholder.

Notices shall be sent to the Secretary, United Community Banks, Inc., Post Office Box 398, Blairsville, Georgia 30514-0398. There were no director nominations proposed for the 2016 Annual Meeting by any shareholder.

Board Meetings

The Board held 10 meetings during 2015. All of the directors attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which they served that were held during 2015. Directors are expected to be present at United’s Annual Meeting. Eight of the directors attended United’s 2015 Annual Meeting.

Board Committees

The Board currently has, and appoints members to, four standing committees: the Audit Committee, the Risk Committee, the Nominating/Corporate Governance Committee and the Compensation Committee. Each member of these committees is independent, and each committee has a charter approved by the Board. Committee charters are available on United’s website, www.ucbi.com.

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Identified below are the members of the committees as of March 1, 2016 (M — member; C — chairman):

Name	Audit	Risk	Nominating/ Corporate Governance	Compensation
W. C. Nelson, Jr.	M	M	M	M
Robert H. Blalock	M	M	M	—
L. Cathy Cox	M	M	C	C
Kenneth L. Daniels	—	C	M	M
H. Lynn Harton	—	—	—	—
Nicholas B. Paumgarten	—	—	M	—
Thomas A. Richlovsky	C	M	M	—
Jimmy C. Tallent	—	—	—	—
Tim R. Wallis	—	—	M	M

Audit Committee

The Audit Committee assists the Board in its general oversight and serves as an independent and objective party to monitor United’s financial reporting process and internal control systems, to review and assess the performance of the independent registered public accountants and internal auditing department and to facilitate open communication among the independent registered public accountants, senior and financial management, the internal auditing department and the Board. Certain specific responsibilities of the Audit Committee include recommending the selection of independent registered public accountants, meeting with the independent registered public accountants to review the scope and results of the annual audit, reviewing with management and the internal auditor the systems of internal controls and internal audit reports, ensuring that United’s books, records, and external financial reports are in accordance with U.S. generally accepted accounting principles and reviewing all reports of examination made by regulatory authorities and ascertaining that any and all operational deficiencies are satisfactorily corrected.

The Board has determined that all of the members of the Audit Committee have sufficient knowledge in financial and accounting matters to serve on the Audit Committee including the ability to read and understand fundamental financial statements. The Board has determined that all of the members of the Audit Committee are “financially sophisticated,” as defined under the Nasdaq listing requirements, and that director Richlovsky qualifies as an “audit committee financial expert” in accordance with the applicable rules and requirements of the SEC. During his tenure on the Audit Committee, director Goldstein also qualified as an “audit committee financial expert.” Dr. Goldstein retired from the Board effective March 1, 2016.

The Audit Committee met 12 times during 2015.

Risk Committee

The Risk Committee assists the Board in its general oversight of the Company’s risk management processes and is responsible for an integrated effort to identify, assess and manage or mitigate material risks facing the Company. The Risk Committee’s primary functions include monitoring and reviewing United’s enterprise risk management processes, strategies, policies and practices to identify emerging risks, evaluate the adequacy of United’s risk management functions and make recommendations to the Board in order to effectively manage risks.

The Risk Committee met four times during 2015.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee reviews United’s Corporate Governance Guidelines and policies and monitors compliance with those guidelines and policies. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election and candidates for each committee appointed by the Board.

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The Nominating/Corporate Governance Committee met four times during 2015.

Compensation Committee

The primary function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities by designing and monitoring compensation policies and programs to assure that the compensation payable to the executive officers of the Company provides overall competitive pay levels, creates proper incentives to enhance shareholder value and rewards superior performance. Consistent with this function, and subject to Board oversight, the Compensation Committee also has responsibilities with respect to designing, approving, evaluating and administering the executive and director compensation policies and programs of the Company and approving and evaluating Company compensation policy for non-executive employees of the Company.

The Compensation Committee met 7 times during 2015.

Majority Vote Requirement

United’s majority vote policy states that nominees for director who are elected but receive less than a majority of the votes cast for the election of directors may be asked to resign. The policy allows the Board to waive this majority vote requirement where a general campaign against the election of a class of directors of public companies resulted in a United nominee being elected with less than a majority vote without consideration of the particular facts and circumstances applicable to the individual United nominee. A waiver of the majority vote requirement will not be permitted if the votes cast resulted from a campaign directed specifically against the election of an individual United nominee, even in circumstances where a majority of the Board disagrees with those voting against that director’s election.

Vote Required

Each proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board as a substitute nominee but in no event will the proxy be voted for more than eight nominees. Management of United has no reason to believe that any nominee will not serve if elected. All of the nominees are currently directors of United.

Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present even though the nominees may not receive a majority of the votes cast. However, as described in Proposal 1: Election of Directors — Majority Vote Requirement, under certain instances nominees who are elected receiving less than a majority vote may be asked to resign. An abstention or a broker non-vote will be included in determining whether a quorum is present at the meeting but will not have any other impact on the outcome of a vote.

Recommendation

The Board recommends you vote “FOR” each nominee for director.

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CORPORATE GOVERNANCE

Code of Ethical Conduct

United has adopted a Code of Ethical Conduct designed to promote ethical conduct by United’s Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer), Controller (principal accounting officer), each Executive Vice President, each Senior Vice President and each director. The Code of Ethical Conduct complies with the federal securities law requirement that issuers have a code of ethics applicable to principal financial officers and with applicable Nasdaq listing requirements. United’s Code of Ethical Conduct is available on its website and was filed as Exhibit 14 to its Annual Report on Form 10-K for the year ended December 31, 2003. United has not had any amendment to or waivers of the Code of Ethical Conduct. If there is an amendment or waiver, United will post any such amendment or waiver on the Company’s website, www.ucbi.com.

Certain Relationships and Related Transactions

United has a written related person transaction policy that governs the review, approval and ratification of any transaction that would be required to be disclosed by United pursuant to Item 404 of Regulation S-K under the Securities Act of 1933. United’s Board or the Audit Committee of the Board must approve all such transactions under the policy.

Prior to entering into such a related person transaction or an amendment thereof, the Board or Audit Committee must consider all of the available relevant facts and circumstances including, if applicable, benefits to United, the impact of a transaction on a director’s independence, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to or from unrelated third parties or employees generally, as the case may be. No member of the Board or Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is a related person.

Neither United’s Board nor the Audit Committee of the Board has approved any related person transactions during the past three years in accordance with United’s written related person transaction policy.

The Bank has, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of United, and other related persons, on the same terms (including interest rate and collateral) as those prevailing at the time for comparable transactions with unaffiliated third parties. Such transactions have not involved more than the normal risk of collectability or presented other unfavorable features.

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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

In 2015, the following officers were the “Named Executive Officers” or “NEOs” of the Company:

Name	Title	Age as of the Annual Meeting
Jimmy C. Tallent	Chairman and Chief Executive Officer	63
H. Lynn Harton	President and Chief Operating Officer	54
Rex S. Schuette	Executive Vice President and Chief Financial Officer	66
Bill M. Gilbert	President of Community Banking	63
Robert A. Edwards	Executive Vice President and Chief Credit Officer	51

See Proposal 1: Election of Directors — Information Regarding Nominees for Director for biographical information for Mr. Tallent and Mr. Harton. Biographical information for the remaining NEOs can be found below:

Rex S. Schuette has served as Executive Vice President and Chief Financial Officer since February 2001. He is currently responsible for managing and directing all accounting, financial and reporting activities for the Company. He is also responsible for mergers and acquisitions, investor relations, treasury, capital, budget and forecasts. Mr. Schuette has more than 30 years of experience in banking and financial services. Prior to joining United, he was the Chief Accounting Officer and Controller for State Street Corporation from 1985 to 2001, Chief Financial Officer for Bank One Columbus, Assistant Controller at two regional Midwest banks and Audit Manager with an international audit firm.

Bill M. Gilbert has served as President of Community Banking since 2014. He is currently responsible for overseeing 29 community banks with 134 offices. Prior to 2014, Mr. Gilbert served as the Director of Banking from 2012 to 2013, Regional President from 2011 to 2013 and Head of Retail Banking from 2003 to 2011. Before joining United, he was the President of Farmers and Merchants Bank and is a past chairman of the Georgia Board of Natural Resources.

Robert A. Edwards has served as Executive Vice President and Chief Credit Officer since January 2015. He is currently responsible for oversight of the credit culture and delivering solid credit performance for United. Mr. Edwards has more than 25 years of experience in the financial services industry. Prior to joining United, he served as an Executive Credit Officer over Credit Policy and Risk Reporting and Analytics at TD Bank. He also served as the Chief Credit Officer at The South Financial Group.

Compensation Discussion and Analysis

The Executive Summary below will discuss:

•	Key results of United’s business in 2015 and returns to shareholders, and

•	2015 compensation decisions for United’s executive officers.

The balance of this Compensation Discussion & Analysis (the “CD&A”) will discuss:

•	United’s compensation philosophy;

•	The structure of United’s current incentive compensation plans;

•	Information concerning 2015 compensation decisions for United’s Named Executive Officers; and

•	Complete information regarding United’s current compensation practices, processes and policies.

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Executive Summary

2015 Performance Highlights. 2015 was a successful year for United, both in the achievement of operational objectives that the Compensation Committee (the “Committee”) believes will drive the long-term success of United and also in the attainment of strong financial performance.

Operationally, United made a number of successful investments in new business lines and markets in 2015 that will position the Company well for future growth and performance:

•	United completed two bank acquisitions with tremendous strategic value. The acquisition of MoneyTree Corporation and its banking subsidiary, First National Bank, doubled United’s market share in the attractive I-75 corridor between Cleveland and Knoxville, Tennessee. The acquisition of Palmetto Bancshares, Inc. and its banking subsidiary, The Palmetto Bank, accelerated United’s growth in Upstate South Carolina, a market United initially entered in 2012. Both banks had solid franchises and long histories of serving their communities.

•	Expansion into Charleston, South Carolina with a loan production office in late 2015.

•	Successfully raised $85 million of senior debt to finance acquisitions and the redemption of $32 million of trust preferred securities.

Even with these major strategic accomplishments, United maintained solid financial performance:

•	United reported net operating income of $83.1 million, or $1.27 per diluted share, for 2015. United achieved significant improvement in earnings throughout 2015. Operating earnings per share increased from $0.30 per diluted share in the fourth quarter of 2014 to $0.33 per diluted share in the fourth quarter of 2015.

•	Operating return on average assets (“operating ROA”) improved from 0.96% in the fourth quarter of 2014 to 0.99% in the fourth quarter of 2015, and return on tangible common equity improved from 9.7% in the fourth quarter of 2014 to 10.9% in the fourth quarter of 2015. Note that these figures differ from value reported in accordance with generally accepted accounting principles (“GAAP”) in that they exclude certain one-time merger-related expenses and other non-operating charges.

•	Core fee revenue growth of 31% from 2014 to 2015, driven by mortgage fees, SBA gains and acquisitions.

•	Solid organic loan growth for 2015 of $444 million, or 10%, as well as growth in core transaction deposits of $524 million, or 14% (excluding acquisitions).

•	Credit quality continued its improving trend leading to much lower levels of non-performing assets and a lower provision for credit losses. Net charge-offs to average loans declined from 0.31% for 2014 to 0.12% for 2015. Non-performing assets (excluding restructured loans) to total assets remained low at 0.29% as of year-end 2015 compared to 0.26% as of year-end 2014.

United’s ultimate goal is to provide a strong return for shareholders, which is delivered through quarterly dividends and share price appreciation. In 2015, United increased its quarterly cash dividend to shareholders in the third quarter from $0.05 per share to $0.06 per share and, in the first quarter of 2016, increased the cash dividend to $0.07 per share. Total shareholder return is at the 85th percentile of peers over the last three years.

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In 2015, United began to implement certain changes to its Management Incentive Plan, including the adoption of four key operational measures as performance goals that the Committee believes will leverage United’s strengths as a company and drive long-term success. United outperformed its peers in all of these measures in 2015, as shown below. See Specific Considerations Regarding 2015 Compensation — Competitive Benchmarking for 2015 for a complete list of peers.

NPAs excluding restructured loans as a percent of total assets

Summary of 2015 Executive Compensation Decisions

Salaries

•      After keeping salaries the same from 2013 to 2014, except as provided below, the Committee provided a 3-16% salary increases to the NEOs in 2015.

o     Mr. Tallent declined a salary increase at the time the other officers received increases in 2015. Effective January 1, 2016, his salary was increased to $750,000.

o     Mr. Edwards was hired in 2015, and his salary remains at the level at which he was hired.

Annual Cash Incentives

•      United began implementing changes to its Management Incentive Plan in 2015. Bonus payouts for 2015 for Mr. Tallent, Mr. Harton and Mr. Schuette were determined under the new plan opportunities and performance goals. The remaining NEOs will have similar changes made to opportunities and goals in 2016. See Non-Equity Incentive Awards for information regarding such plan changes.

•      Based on 2015 performance, cash incentive payouts were made at 112.5% of target for Mr. Tallent, Mr. Harton and Mr. Schuette.

•      Cash incentive payouts for Mr. Gilbert and Mr. Edwards were determined based on their strong job performance and contributions to United’s overall success including strategic initiatives relating to the conversion and execution of MoneyTree Corporation and its wholly-owned bank subsidiary, First National Bank (“FNB”) and Palmetto Bancshares, Inc. and its wholly-owned subsidiary, The Palmetto Bank (“Palmetto”) as well as expansion of United’s retail lending products and pricing, centralized consumer credit underwriting, and lowering the risks associated with non-performing and other problem assets.

•      United also implemented a “clawback” policy for executive officers effective January 1, 2016. The policy allows the Company to recoup payouts to officers in the event of certain restatements of United’s financial statements or other fraudulent activity.

Long-Term Incentives

•      Named Executive Officers received equity grants in 2013 that were intended to provide for long-term compensation over a five-year period.

o     Up to 22% of these awards were eligible to vest based on United’s 2015 operating ROA

o     In 2015, United’s operating ROA was 98.3 basis points, which was below the target of 100 basis points. As a result, in January 2015, each executive vested in 95.75% of the performance-based equity grant that was eligible to vest for the 2015 performance period.

•      Mr. Edwards received certain grants of restricted stock units in 2015 in connection with his hiring as Chief Credit Officer to replace equity awards surrendered at his prior company and certain grants of restricted stock units and performance-based restricted units as a NEO.

•      Mr. Gilbert received an equity award of 5,500 restricted stock units for additional responsibilities assumed with the acquisitions of FNB and Palmetto.

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Severance Agreements

•      In March 2015, all severance agreements with the NEOs were amended to add a “best after-tax” provision.

•      With this provision, under a termination scenario a NEO may receive a severance which qualifies as an “excess severance payment” under Section 280G of the Internal Revenue Code or may receive a reduced severance, whichever will result in the best after-tax position for the NEO. This was done so that executives will receive an amount closer to the intended benefit and to align the interests of executives with those of shareholders. United’s severance agreements do not have tax gross-ups, and all agreements have “double trigger” provisions. See Severance Benefits for additional information.

Introduction

Overview. This CD&A describes United’s 2015 compensation program for the NEOs. The following pages are intended to explain the objectives of United’s compensation program, the structure of its compensation plans and the process by which the Committee and the Board as a whole makes compensation decisions for the executive officers. In particular, the CD&A focuses on decisions made in the determination of 2015 compensation for the NEOs. This CD&A is intended to be read in conjunction with the tables and related disclosures beginning on page 27 below, which provide detailed historical compensation information for the NEOs.

Philosophy. United’s compensation programs are designed to attract and retain key employees and to motivate them to achieve desired short- and long-term objectives with the goal of increasing shareholder value over the long-term. Because United believes the performance of every employee is important to the Company’s success, it is mindful of the impact of executive compensation and incentive programs on all of its employees and tries to establish programs that are fair in light of the compensation programs for all other employees.

The Committee believes that the compensation of the Company’s NEOs should reflect their success as an executive management team and as individuals in attaining key operating objectives. Key operating objectives include:

•	Growth of revenue, loans and deposits;

•	Growth of earnings and earnings per share;

•	Returns on equity and assets;

•	Growth or maintenance of market share, long-term competitive advantage, customer satisfaction, and operating efficiencies; and

•	Ultimately, long-term growth in the market price of United’s stock.

The Committee also believes that compensation should not be excessive or based on the short-term performance of United’s stock, whether favorable or unfavorable, and should not encourage unnecessary or excessive risks.

Stock Ownership Guidelines. To further tie the financial interests of United’s senior management to those of United’s shareholders, United has established stock ownership and retention guidelines for the NEO’s and the rest of senior management that require certain levels of Common Stock to be held within five years in their position. NEOs are expected to accumulate a number of shares of United’s Common Stock having a value equal to a multiple of their base salary, as described in the table below:

Title	Ownership Guidelines
Chief Executive and Operating Officers	4x base salary
Other Executive Officers	3x base salary
Other Senior Management	1x base salary

All of the NEOs have met or are on track to meet these targets within the five-year-period. United also has a policy that generally prohibits its employees, officers and directors from engaging in short sales or trading in puts, calls and other options or derivatives with respect to the securities of the Company.

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Response to 2015 “Say-on-Pay” Vote. United held an advisory “say-on-pay” vote in 2015 on the compensation of its NEOs. United’s shareholders approved such compensation with 98.8% of votes in favor of the “say-on-pay” resolution. The Committee believes that the strong result of this vote is evidence that the Company's compensation policies and decisions are in the best interests of its shareholders and expects to apply similar principles going forward. In the future, the Committee will continue to take the results of the “say-on-pay” vote into consideration. While this vote is not binding on United, the Board and Committee value the opinions of shareholders and, to the extent there is any significant vote against the compensation of the NEOs, we will consider shareholders’ concerns, and the Committee will evaluate whether any actions are necessary to address those concerns.

2015 Compensation Decision Process

The Role of the Compensation Committee. 2015 compensation for the NEOs was determined under programs adopted by the Committee and reviewed and/or approved by the Board. The Committee establishes the executive compensation philosophy, policy, elements and strategy and reviewed compensation proposals for approval by the Board. Generally, the Committee reviews the performance and approves all compensation of United’s NEOs and, based upon this evaluation, establishes their compensation.

In setting and approving compensation of the NEOs, the Committee considers objective measurements of business performance, the accomplishment of strategic and financial objectives, the development of management talent within the Company, other matters relevant to the short-term and the long-term success of the Company and the enhancement of shareholder value in the broadest sense.

No Committee member has been an officer or employee of United, and the Board has considered and determined that all of the members are independent as defined under the Nasdaq listing requirements. All members are shareholders of United and several members of the Committee have a significant percentage of their net worth invested in shares of United, such that members’ interests are aligned with the interests of other shareholders.

The Role of Management. Members of management assist the Committee by providing recommendations that management believes will establish appropriate and market-competitive compensation plans for executive officers. For all NEOs other than himself, the Chief Executive Officer makes recommendations to the Committee. Mr. Tallent attends the Committee meetings, participates in discussions and provides information that the Committee considers, but he is not in attendance nor does he participate in deliberations or voting with respect to his own compensation.

The Role of the Compensation Consultant. In performing its responsibilities for executive compensation, the Committee has sole authority to, and does to the extent it deems necessary or desirable, retain and consult with outside professional advisors. During 2015, the Committee engaged McLagan, a performance/reward consulting and benchmarking firm for the financial services industry, to provide compensation information for the executive officers and directors, assist with the redesign of its Management Incentive Plan and advise United on other compensation-related matters.

In 2015, the Committee reviewed its relationship with McLagan. Considering all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, the Committee determined that it is not aware of any conflict of interest that has been raised by the work performed by McLagan. In addition, the Committee has assessed the independence of McLagan as required under Nasdaq listing rules.

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Specific Considerations Regarding 2015 Compensation

Competitive Benchmarking for 2015. In May 2015, the Committee reviewed the peer group used to establish 2014 compensation. Some changes were made to the peer group due, primarily, to the growth that the Company has experienced since the time the 2013 analysis was performed. The peer group was constructed so that, following its 2015 acquisitions, United would be near the median of the peer group in terms of asset size. Following are the financial institutions that comprise the peer group utilized during discussions of 2015 compensation for the NEOs (the “Peer Group”):

Company Name	Ticker	Company Name	Ticker
BancorpSouth Inc.	BXS	Northwest Bancshares, Inc.	NWBI
Bank of the Ozarks Inc.	OZRK	Old National Bancorp	ONB
BankUnited Inc.	BKU	Pinnacle Financial Partners	PNFP
Capital Bank Finl Corp	CBF	Renasant Corp.	RNST
F.N.B. Corp.	FNB	Simmons First National Corp.	SFNC
First Financial Bankshares	FFIN	South State Corporation	SSB
Fulton Financial Corp.	FULT	Texas Capital Bancshares Inc.	TCBI
Home BancShares Inc.	HOMB	Trustmark Corp.	TRMK
IBERIABANK Corp.	IBKC	Union Bankshares Corp	UBSH
International Bancshares Corp.	IBOC	United Bankshares Inc.	UBSI
LegacyTexas Finl Group Inc.	LTXB	WesBanco Inc.	WSBC
National Penn Bancshares Inc.	NPBC

The Committee believes that this group is representative of the markets in which United competes for executive talent. McLagan then performed a market analysis of the Peer Group and reported market compensation levels for positions similar to those held by United’s NEOs. Based on its analysis of this information and advice received from McLagan, the Committee made a number of changes to the overall compensation level and compensation mix for its NEOs. Details regarding other changes are described on the following pages.

Compensation Mix. Compensation for each NEO is allocated among annual base salary, annual non-equity incentive awards and long-term equity incentive awards. The amount of each element of compensation is determined by or under the direction of the Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive:

•	Performance against corporate and individual objectives for the previous year;

•	Difficulty of achieving desired results in the coming year;

•	Value of their unique skills and capabilities to support United’s long-term performance;

•	Performance of their general management responsibilities; and

•	Contribution as a member of the executive management team.

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Based on the foregoing, the Committee has established targeted overall compensation for each NEO and the allocation of such compensation among annual base salary, annual non-equity incentive awards and long-term equity incentive awards. The following table outlines United’s long-term targeted compensation mix as a percentage of total compensation:

		Performance-Based Compensation Elements
Title	Annual Base Salary	Annual Non-Equity Incentive	Long-Term Equity Incentive
Chief Executive Officer and President	40%	30%	30%
Other Named Executive Officers	45%	25%	30%

Annual Base Salary

United strives to provide its NEOs with a level of annual cash base salary that is competitive with companies in the financial services industry.

In order to ensure that salary levels remain appropriate and competitive, the Committee reviews base salaries annually and makes adjustments in consideration of past individual performance as measured by both financial and non-financial factors as well as the potential for making significant contributions in the future. The Committee also considers each NEO’s tenure and experience in his or her respective position, scope of responsibilities and internal comparability considerations. Finally, the Committee considered McLagan’s analysis of the Peer Group compensation information.

After keeping salaries level from 2013 to 2014, the Committee made changes to the base salaries of NEOs in 2015 based on its review and in order to ensure that base salaries are within an appropriate range of the median annual base salary paid to executives in similar positions at peer banks. For Mr. Harton, the Committee also considered the increase in the scope of his responsibilities for 2015.

Name	Title	2014 Salary	2015 Salary		Salary Increase
Jimmy C. Tallent	Chairman and CEO	$600,000	$600,000	[1]	+0%
H. Lynn Harton	President and COO	$475,000	$550,000		+16%
Rex S. Schuette	EVP & CFO	$375,000	$388,000		+3%
Bill M. Gilbert	President of Community Banking	$275,000	$300,000		+9%
Robert A. Edwards	EVP & CCO	N/A	$295,000	[2]	N/A

(1)	Mr. Tallent declined a salary increase at the time the other officers received increases. Effective January 1, 2016, his salary was increased to $750,000 in recognition of United’s performance under his leadership, time lapsed since his last increase, peer group practices and the elimination of director fees for his services on community bank boards in 2016.
(2)	Mr. Edwards’ annual base salary was set at $295,000 at his date of hire, which is comparable to the median annual base salaries paid to chief credit officers of the Peer Group.

Non-Equity Incentive Awards

Management Incentive Plan. The Committee believes that incentive compensation of NEOs should be linked directly to the achievement of specified financial and non-financial objectives. As a result, the Committee adopted, and shareholders approved, the Management Incentive Plan in 2007. This “pay-for-performance” plan governs the level of non-equity incentive compensation that may be awarded by the Committee to the NEOs.

Under the Management Incentive Plan, the Committee strives to link salary and non-equity incentives to objective standards of performance and may consider the non-financial factors discussed previously and various financial performance measures. The Committee also typically establishes annual corporate performance thresholds and targets under the Management Incentive Plan based on United’s strategic objectives. At the end of each year, the actual performance for each of the financial metrics is measured separately against its target level. Corporate performance that meets the target level provides for a 100% payout. Awards are prorated for performance between levels (e.g., between target and maximum). The Committee has discretion to modify awards so long as such modified awards are within plan parameters. In the event that the Committee makes such an adjustment in the case of unforeseen or extraordinary circumstances and events, a written explanation of the business rationale will be provided to the participant.

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The Management Incentive Plan was designed to qualify for compliance with the limitations on executive compensation deductions under Section 162(m) of the Internal Revenue Code. The Committee attempts to maximize the deductibility of compensation under Section 162(m) to the extent doing so is reasonable and consistent with Company strategies and goals. However, the Committee recognizes that paying certain compensation that is not tax-deductible may sometimes be in the best interest of Company, and, to that end, United does not have a policy requiring that all compensation be deductible.

2015 Management Incentive Plan Changes. United began implementing changes to the Management Incentive Plan for executive officers in 2015. The changes include new market-competitive incentive opportunities and new performance goals that leverage the Company’s strengths and balance profitability with the need to manage risk. In the past, performance has been assessed by the Committee using the plan performance measures as a guide. Through the incentive plan changes, the Committee has now created a direct link between United’s performance under the specific plan measures and payouts to participating officers. The changes are intended to provide more structure around the determination of incentive plan payouts.

Three officers saw changes to their incentive opportunities and performance goals in 2015, including Mr. Tallent, Mr. Harton and Mr. Schuette. The Committee expects that additional officers, including the remainder of the NEOs, will see similar changes to their payout opportunities and performance goals for the 2016 performance year.

2015 Incentive Award Opportunities. The Committee annually establishes cash incentive award opportunities for its executive officers expressed as a percentage of base salary. Target award opportunities are designed to provide for total cash compensation that rewards executives for driving the success of United and are competitive with general market practices. The threshold award opportunity for each officer is 50% of the target opportunity. The maximum award opportunity is 150% of the target opportunity, in accordance with general market practice.

		2015 Cash Incentive Award Opportunities (% of base salary)
Name	Title	Threshold	Target	Maximum
Jimmy C. Tallent	Chairman and CEO	37.5%	75%	112.5%
H. Lynn Harton	President and COO	37.5%	75%	112.5%
Rex S. Schuette	EVP & CFO	25%	50%	75%
Bill M. Gilbert	President of Community Banking	n/a	n/a	n/a
Robert A. Edwards	EVP & CCO	n/a	n/a	n/a

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2015 Incentive Award Performance Goals. For the Management Incentive Plan in 2015, the Committee selected four key financial/operational measures for Mr. Tallent, Mr. Harton and Mr. Schuette based on United’s strategic objectives that the Committee believes leverages United’s strengths as a Company and drives the long-term success of United. The table below describes the measures used for the participating NEOs, which in 2015 included Mr. Tallent, Mr. Harton and Mr. Schuette. Goal weightings, performance levels (threshold, target and maximum) and actual performance in 2015 are also shown:

	Overall	2015 Corporate Performance Levels			2015
Corporate Measure	Weight	Threshold	Target	Maximum	Actual
Operating Earnings Per Share	40%	$1.25	$1.27	$1.30	$1.27	(2)
NPAs/Assets[1]	25%	1.00%	1.00%	1.00%	.29%
Operating Efficiency Ratio	20%	62%	60%	57%	58.5	%(2)
Customer Satisfaction Rating	15%	91%	93%	96%	97.4%

(1)	Non-Performing Assets / Total Assets metric excludes restructured loans and was paid out at target due to considering this measure as a pass or fail goal
(2)	The following table provides a reconciliation between United’s GAAP Earnings Per Share and Efficiency Ratio to United’s Operating Earnings per Share and Operating Efficiency Ratio:

	Earnings per Share	Efficiency Ratio
As reported	$1.09	64.0%
Merger-related and other charges	0.18	(5.5)
Operating	$1.27	58.5%

Mr. Gilbert and Mr. Edwards also participated in the Management Incentive Plan. While their payouts were not directly based on the specific performance measures described above, the Committee did consider their individual performance and contributions to United’s overall success and the achievement of 100% of their strategic goals when determining their awards.

2015 Individual Performance Assessments and Payouts. In order to qualify for an award, individual performance must also meet established expectations. Individual performance expectations for the Chief Executive Officer are determined with consideration of matters such as leadership of the executive management team, community involvement and presence, market expansion and enhancement, strategic planning and implementation, corporate governance, risk management and ability to focus United on the long-term interests of its shareholders. For the other NEOs, individual performance expectations are determined with consideration of matters such as leadership, strategic planning and achievement of business unit operational and production goals, as well as the Chief Executive Officer’s assessment of their performance. All of the NEOs were eligible to receive payouts in 2015 because each officer also met the individual performance expectations that were set at the beginning of the year.

Based on United’s 2015 results under the 2015 Management Incentive Plan, Mr. Tallent, Mr. Harton and Mr. Schuette each received incentive payouts at 112.5% of target awards. Mr. Gilbert and Mr. Edwards also received awards as determined at the discretion of the Committee based on the combination of their strong corporate and individual performances that contributed to United’s overall success and execution of strategic initiatives. Based on these corporate and individual results, the following non-equity incentive compensation awards were made under the Management Incentive Plan for 2015:

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Name	Title	2015 AIP Award	2015 AIP Award as % of Target	2015 AIP Award as % of Salary
Jimmy C. Tallent	Chairman and CEO	$506,250	112.5%	84.4%
H. Lynn Harton	President and COO	$464,062	112.5%	84.4%
Rex S. Schuette	EVP & CFO	$218,250	112.5%	56.3%
Bill M. Gilbert	President of Community Banking	$125,000	n/a	42.4%
Robert A. Edwards	EVP & CCO	$125,000	n/a	41.7%

Equity Incentive Awards

Overview. An important element of compensation in the banking industry is the provision of long-term incentives in the form of equity awards such as stock options, restricted stock or time and performance-based restricted stock units. The Board and Committee also regard equity incentive awards as a key retention tool. These considerations are paramount in the Committee’s determination of the type of an award to grant and the number of underlying awards to be granted. Because of the direct relationship between the value of an option, restricted stock or restricted stock unit and the market price of United’s Common Stock, the Committee believes that granting these equity incentive awards are the best method of motivating senior management to manage the Company in a manner that is consistent with the long-term interests of United’s shareholders.

All of United’s equity incentive awards have been granted under the Amended and Restated 2000 Key Employee Stock Option Plan, which is a broad-based, shareholder approved plan covering NEOs and other key employees. The Equity Plan permits United to grant stock options, restricted stock and restricted stock units and provides additional flexibility, if circumstances of United’s business and opportunities warrant, to grant other forms of equity-based compensation.

2013 Equity Grants. In August 2013, with the assistance of an outside compensation consultant, the Committee developed a long-term equity incentive award plan that was tied to annual performance targets. A cumulative award of 465,000 restricted stock and restricted stock units were granted to United’s executive officers at that time. The awards vest over a five-year period based on United’s achievement over that time under certain performance goals that were established by the Committee at the time the awards were originally granted. A five-year period was selected, versus a shorter period, for retention purposes and to better match with the time periods necessary to achieve United’s long-term strategic goal of building sustainable shareholder value.

The grant levels for the long-term equity incentive awards were established by considering competitive market data with an objective of providing grants that, if vested, when combined with other elements of compensation, would provide total compensation to the NEOs between the 50th and 75th percentile for the Peer Group utilized by Pearl Meyer & Partners during their 2013 compensation review. Because all of the restricted stock unit awards are forfeited if a NEO terminates his employment voluntarily or is terminated with “cause” (as defined in the award agreements), the awards also give the NEOs an incentive to remain with United for a significant period of time. Additionally, the performance-based awards have multi-year financial targets to further align the performance of management with the interests of shareholders by tying their performance to goals that are designed to drive shareholder value.

Because of its long-term structure, the cost of the equity incentive award plan was spread over five years, and these restricted stock units will serve as the primary long-term equity incentive awards for the NEOs during that time period. The Committee has not issued long-term equity incentive awards to executive officers since 2013, with the exceptions of Mr. Edwards, who did not join the Company until 2015, and Mr. Gilbert. See 2015 Equity Awards to Mr. Edwards and 2015 Equity Awards to Mr. Gilbert for information regarding equity awards to these executives.

The 2013 equity grants were composed 30% of restricted stock units which are time-based and vest annually each year from 2014 through 2018. Twelve percent of the time-based award vested in September 2014, 22% vested in January 2015, 22% vested in January 2016, and 22% will vest in each of January 2017 and January 2018, contingent on continued employment of the officer.

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The remaining 70% of the 2013 equity grants were composed of restricted stock units that vest based upon satisfaction of performance criteria in successive one-year periods. Up to 12% of the performance-based awards were eligible to vest based on 2013 performance, while 22% of the award is eligible to vest each year based on performance in each of the four remaining performance periods running from 2014 to 2017. Vesting each year is based on United’s operating ROA, which differs from GAAP-reported return on average assets in that it excludes certain merger-related and other non-operating charges.

If target levels of performance are met annually, 100% of the award will vest for that period and, if threshold level is met, 50% of the performance-based award for that period will vest. Awards will vest ratably for performance between threshold and target, while performance below the threshold level will result in the forfeiture of that year’s award. The maximum payout is equal to target.

The table shown below describes the performance goals and actual results for each tranche of the performance-based portion of the 2013 equity grants:

Tranche	Vesting Date	Performance Period	Performance Goal	Performance Target[1]	Actual Performance	Vesting Result
Tranche 1 (12% of RSUs)	September 13, 2014	2013 Q4	EPS	$0.20	$0.22	100% of shares vest
Tranche 2 (22% of RSUs)	January 25, 2015	2014 FY	Operating ROA	85 bps	91 bps	100% of shares vest
Tranche 3 (22% of RSUs)	January 25, 2016	2015 FY	Operating ROA	100 bps	98.3 bps[2]	95.75% of shares vest[3]
Tranche 4 (22% of RSUs)	January 25, 2017	2016 FY	Operating ROA	100 bps	TBD	TBD
Tranche 5 (22% of RSUs)	January 25, 2018	2017 FY	Operating ROA	100 bps	TBD	TBD

(1)	All performance targets and thresholds were determined at the time of grant in August 2013.
(2)	The 2015 operating ROA of 98.3 bps differs from the GAAP-reported return on average assets of 85 bps due to the exclusion of certain merger-related expenses and other non-operating charges in 2015.
(3)	95.75% of Tranche 3 performance-based shares vested in January 2016 based on 2015 operating ROA. 100% of the time-based shares eligible to vest at that time vested.

The table below describes the number of time-based restricted stock and performance-based restricted stock units granted to each officer in August 2013, the number of time-based and performance-based restricted stock units that are eligible to vest based on each performance period, and, for completed performance periods, the number of restricted stock units that vested for each period. The table is provided for the purposes of illustrating the 2013 equity grants and is not intended to be a substitute for the Grants of Plan-Based Awards table or the Outstanding Equity Awards at Fiscal Year-End table, both of which are located within Executive Compensation.

			Tranche 1		Tranche 2		Tranche 3		Tranche 4		Tranche 5
			(12% of RSUs)		(22% of RSUs)		(22% of RSUs)		(22% of RSUs)		(22% of RSUs)
		Total	Eligible	Actually	Eligible	Actually	Eligible	Actually	Eligible	Will	Eligible	Will
		RSUs	to Vest	Vested	to Vest	Vested	to Vest	Vested	to Vest	Vest	to Vest	Vest
Jimmy Tallent	Time-Based	45,000	5,400	5,400	9,900	9,900	9,900	9,900	9,900	9,900	9,900	9,900
	Performance-Based	105,000	12,600	12,600	23,100	23,100	23,100	22,119	23,100	TBD	23,100	TBD
	Total	150,000	18,000	18,000	33,000	33,000	33,000	32,019	33,000	TBD	33,000	TBD
H. Lynn Harton	Time-Based	40,800	4,896	4,896	8,976	8,976	8,976	8,976	8,976	8,976	8,976	8,976
	Performance-Based	95,200	11,424	11,424	20,944	20,944	20,944	20,054	20,944	T BD	20,944	TBD
	Total	136,000	16,320	16,320	29,920	29,920	29,920	29,030	29,920	TBD	29,920	TBD
Rex S. Schuette	Time-Based	20,850	2,502	2,502	4,587	4,587	4,587	4,587	4,587	4,587	4,587	4,587
	Performance-Based	48,650	5,838	5,838	10,703	10,703	10,703	10,249	10,703	TBD	10,703	T BD
	Total	69,500	8,340	8,340	15,290	15,290	15,290	14,836	15,290	TBD	15,290	TBD
Bill M. Gilbert	Time-Based	12,000	1,440	1,440	2,640	2,640	2,640	2,640	2,640	2,640	2,640	2,640
	Performance-Based	28,000	3,360	3,360	6,160	6,160	6,160	5,900	6,160	TBD	6,160	TBD
	Total	40,000	4,800	4,800	8,800	8,800	8,800	8,540	8,800	TBD	8,800	TBD

2015 Equity Awards to Mr. Edwards. Mr. Edwards joined United in January 2015. In connection with his hiring, he received 40,000 restricted stock units to replace certain equity awards surrendered at his previous company, which vest ratably over three years. In addition, as a new NEO, Mr. Edwards was granted 7,500 time-based restricted stock units which vest ratably over four years and 5,000 performance-based restricted stock units which vest over four years based on meeting the same performance criteria as previously disclosed for the NEOs. See Executive Compensation — Grants of Plan-Based Awards for more information regarding these equity award grants to these Mr. Edwards.

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2015 Equity Awards to Mr. Gilbert. In September 2015, the Committee provided 5,500 time-based restricted stock units to Mr. Gilbert for the additional responsibilities assumed in 2015 with the acquisitions of FNB and Palmetto, which vest ratably over four years. See Executive Compensation — Grants of Plan-Based Awards for information regarding equity award grants to these Mr. Gilbert.

2016 Equity Awards. Going forward, the Compensation Committee plans to make annual grants to the NEOs. The majority of the new grants will be subject to performance-based vesting over three years, which reflects current market practices. For retention and shareholder value creation purposes, the Compensation Committee and the Board believe it is important to avoid having a gap in equity awards for its senior executives.

Retirement Benefits

The Committee believes that retirement and deferred compensation benefits provide financial security to key employees and their families, including the NEOs, for their service to the Company. As a result, United has adopted the following two plans:

Modified Retirement Plan. The Modified Retirement Plan provides specified benefits to certain key employees, including the NEOs, who contribute materially to the continued growth, development and future business success of United and its subsidiaries. See Executive Compensation — Pension Benefits for a description of the material terms of the Modified Retirement Plan and 2015 benefits provided to the NEOs under the Modified Retirement Plan.

Annual benefits under the Modified Retirement Plan are calculated based on a participant’s seniority and position and generally range from 20% to 45% of base salaries.

Deferred Compensation Plan. United maintains a nonqualified Deferred Compensation Plan for certain key employees, including the NEOs, members of the Board and members of United’s local community bank boards. See Executive Compensation — Nonqualified Deferred Compensation for a description of the material terms of the Deferred Compensation Plan and 2015 benefits provided to the NEOs under the Deferred Compensation Plan.

Severance Benefits

United’s senior management has substantially contributed to the success of United, and the Board believes that it is important to protect them in the event of a termination without “cause” (as defined by applicable agreements) or in certain circumstances following a “change in control” (as defined by applicable agreements). Further, it is Board’s belief that the interests of shareholders will be best served if the interests of senior management are aligned with the interests of United’s shareholder base and providing “change in control” benefits should reduce any reluctance of senior management to pursue potential “change in control” transactions that may be in the best interests of shareholders.

Restricted stock unit awards granted to the NEOs, senior management and key employees all have “double triggers” and accelerate in the event of a grantee’s termination without “cause” (as defined in the award agreements) or, following a “change in control” (as defined in the award agreements), if the grantee terminates for “good reason” (as defined in the award agreements) or is terminated. The Committee believes such terms are standard for a financial institution in the markets in which United operates. Generally, all or a portion of the stock options, restricted stock and restricted stock unit awards vest for United’s NEOs in the event of the officer’s death, disability, retirement or termination without “cause” or a termination by the officer for “good reason.” Otherwise, all options and restricted stock awards cease vesting upon termination of employment.

Each of United’s NEOs has also entered into Amended and Restated Change in Control Severance Agreements with the Company, the terms of which are described in Severance and Employment Agreements. The Committee has established the payment and benefit levels to be paid to the NEOs in the event of their termination following a “change in control” (i.e., a “double trigger”) under these agreements consistent with what the Committee believes is standard for financial institution executives in the markets in which United operates. The Committee believes that these potential benefits would be minor relative to the substantial transaction value for United’s shareholders.

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None of the severance agreements described above provide for the payment of any taxes or a gross-up of payments to pay any taxes in the event any of the compensation or benefits were considered to be an “excess severance payment” under Section 280G of the Internal Revenue Code.

Perquisites and Other Benefits

The perquisites provided to United’s NEOs in 2015 were the use of a Company-owned car or a car allowance and the payment of dues for club memberships that were not used exclusively for business purposes. These personal benefits are generally provided to similarly-situated financial institution executives in the Company’s market areas, and the Committee believes it is appropriate to award United’s NEOs with similar benefits.

United’s NEOs also participate in Company-wide contributions to the 401(k) Plan and receive other benefits on the same terms as other employees, which include medical, dental and life insurance. United provides matching contributions under the 401(k) Plan of up to 5% of the bonus contributions to the Deferred Compensation Plan. United matched employee contributions equal to 50% of employee contributions up to 5% of qualifying compensation.

Recovery of Incentive Compensation

Effective January 1, 2016, the Board has adopted a policy relating to the “clawback” of incentive compensation paid to the NEOs and other members of senior management in the event of certain restatements of United’s financial statements. Under that policy, the Board will, to the full extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus paid or incentive compensation awarded to the executive and/or effect the cancellation of unvested equity awards previously granted to the executive if: (1) the amount of the bonus or incentive compensation was calculated based on the achievement of financial results that were subsequently the subject of a material restatement; (2) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement; and (3) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.

The Board intends to update this policy to the extent necessary to comply with any clawback rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act at the time those rules are defined and become effective.

Compensation Risk Analysis

The SEC requires that the Committee annually review United’s employee compensation arrangements with the members of management responsible for risk management to determine if any such arrangements create risks that are reasonably likely to have a material adverse impact on United. The Committee also considers whether United’s employee compensation arrangements encourage excessive or unnecessary risk-taking by the NEOs, senior management and key employees. As part of its review, the Committee considers the various risks to which United is subject including market, liquidity, interest rate, operational, financial, credit, reputational, compliance and strategic risks and how United’s incentive compensation programs may contribute to risk. The Committee also considers United’s controls and actions taken to mitigate and monitor those risks.

Following the completion of a detailed analysis, the Committee concluded that all incentive plans appropriately balance risk and reward and align employee interests with shareholder interests based on the following observations:

•	Pay for United’s executive officers is structured to consist of both fixed (annual base salary) and variable (annual non-equity and long-term equity incentive awards) compensation. The Committee believes that the variable elements provide an appropriate percentage of overall compensation to motivate executive officers to focus on United’s performance while the fixed element serves to provide an appropriate and fair compensation level that does not encourage executive officers to take unnecessary or excessive risks in achievement of goals.

•	United’s compensation program balances short-term and long-term performance and does not place inappropriate focus on achieving short-term results in a way that inhibits long-term, sustained performance.

•	All incentive programs covering the NEOs, including the Management Incentive Plan and Equity Plan, are reviewed and approved by the Committee annually and typically include a threshold and target payment. The maximum payment is set at the target level of performance for the long-term equity incentive awards to ensure that payments do not exceed a certain level thereby maintaining the compensation mix for the NEOs within acceptable ranges and limiting excessive payments under any one element.

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•	United has internal controls over the measurement and calculation of performance metrics, which are designed to prevent manipulation of results by any employee, including the executive officers. Additionally, the Board monitors the performance metrics each quarter.

•	The Committee has the discretion to modify any Management Incentive Plan payment, subject to plan parameters, allowing it to consider the circumstances surrounding corporate and/or individual performance and adjust payments accordingly.

•	The incentive programs covering the NEOs, including the Management Incentive Plan and Equity Plan, may be adjusted by the Committee if it determines that such programs incentivize unnecessary risk in a manner that is likely to have a material adverse impact on United or that is beyond what United can identify and manage.

•	There are appropriate internal controls and oversight of the approval and processing of payments.

•	United’s existing governance and organizational structure incorporates a substantial risk management component with oversight by the Board’s Risk Committee as well as various committees of management.

•	Equity compensation generally consists of performance-based restricted stock units and time-based restricted stock units and stock options. These grants encourage executive officers to take a long-term perspective on overall corporate performance, which ultimately influences share price appreciation. Equity compensation helps to motivate long-term performance, balancing the cash incentives in place to motivate short-term performance.

•	In addition, other incentive compensation programs for lenders are generally based on loan production volumes, which have limited risks because all loans must be approved by credit underwriting personnel and, depending on the size of the loan or credit relationship, by executive management prior to being made. Management has the ability to downwardly adjust bonus payments, including clawback adjustments, based on the performance of the loan.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation paid during the past three years to the NEOs.

Name and Principal Position	Year	Salary (1)		Stock Awards (2)		Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total ($)
Jimmy C. Tallent	2015	$600,000		$-		$506,250	$269,221	$81,825	$1,457,296
Chairman & Chief Executive	2014	600,000		-		400,000	462,635	94,860	1,557,495
Officer	2013	550,000		2,574,000	(6)(7)	300,000	51,145	72,304	3,547,449

H. Lynn Harton	2015	500,000		-		464,062	84,440	76,021	1,124,523
President & Chief Operating	2014	475,000		-		300,000	127,716	51,468	954,184
Officer	2013	475,000	(8)	3,183,990	(6)(9)	200,000	54,113	35,675	3,948,778

Rex S. Schuette	2015	379,333		-		218,250	42,363	35,085	675,031
Executive Vice President &	2014	375,000		-		150,000	258,791	26,305	810,096
Chief Financial Officer	2013	442,800	(10)	1,048,755	(6)	100,000	131,274	30,408	1,753,237

Bill M. Gilbert	2015	283,333		104,335	(11)	125,000	59,085	24,079	595,832
President of Community Bank	2014	275,000		-		75,000	183,180	21,875	555,055
	2013	256,600		603,600	(6)	50,000	36,378	26,506	973,084

Robert A. Edwards	2015	274,955		968,625	(12)	125,000	22,230	11,000	1,401,810
Executive Vice President &
Chief Credit Officer

(1)	Amount shown for salary was either paid in cash, stock or deferred, as elected by the Named Executive Officer under the Deferred Compensation Plan. See Nonqualified Deferred Compensation for information regarding the Named Executive Officer’s contributions and earnings.

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(2)	The amounts shown reflect the aggregate grant-date fair value of restricted stock units. The assumptions made when calculating the grant-date fair value of stock options are found in Note 22 to the Consolidated Financial Statements of United contained in its Annual Report on Form 10-K for the year ended December 31, 2015. No options to acquire shares of Common Stock were awarded in the past three years to the NEOs.
(3)	Includes amounts earned under the Management Incentive Plan as a result of achieving the goals specified for the designated year and other cash retention payments.
(4)	Includes the annual change in the present value of the Named Executive Officer’s accumulated benefits under the Modified Retirement Plan. The change in present value reflects revisions to the key actuarial assumptions, principally, lowering the discount rate to 4.0% compared with 4.5% in 2014 and 4.0% in 2013, and the use of updated mortality assumptions in 2015. The Deferred Compensation Plan does not credit above-market or preferential earnings, so no amounts are included in this column with respect to the Deferred Compensation Plan. See Pension Benefits and Nonqualified Deferred Compensation for additional information.
(5)	Amounts shown include:
a.	Matching and profit sharing contributions to the 401(k) Plan on behalf of the Named Executive Officer;
b.	Matching contributions to the 401(k) Plan on behalf of the Named Executive Officer to the Deferred Compensation Plan (see Nonqualified Deferred Compensation for additional information);
c.	The value of personal travel or allowance for a Company-owned car;
d.	Club membership dues that are not used exclusively for business purposes;
e.	Life insurance premiums paid on behalf of the Named Executive Officer; and
f.	Directors fees paid to the Named Executive Officer for serving on subsidiary and community bank boards. Mr. Tallent received director fees in each 2015, 2014 and 2013 of $37,400.
(6)	See Compensation Discussion and Analysis – Equity Incentive Awards for information regarding equity award grants to NEOs.
(7)	Includes a one-time equity incentive award of 25,000 restricted stock units valued at $310,500 to Mr. Tallent’s deferred compensation account in the second quarter of 2013.
(8)	Includes $24,150 of salary paid in the form of 2,086 shares of Salary Stock. The number of shares issued each semi-monthly pay period to Mr. Harton had a value on the date of issuance of $1,610, which was net of $1,515 of withholding taxes, resulting in individual grants ranging from 108 to 162 shares at a per share grant-date fair value of $9.91 to $14.92. The Salary Stock was fully vested upon issuance.
(9)	Includes 150,000 restricted stock units awarded to Mr. Harton when he joined United as follows:
a.	75,000 time-based restricted stock units vested annually on the second and third anniversaries of the grant date,
b.	37,500 performance-based restricted stock units vested in September 2014 as a result of United exceeding the operating targeted performance level for 2013, and
c.	37,500 performance-based restricted stock units vested in September 2015 as a result of United’s operating return on average assets exceeding the specified target level for 2014.

The amount disclosed was adjusted in 2013 subsequent to the original award being awarded in 2012 as a result of the performance targets bring modified in 2013 to mirror the performance targets applicable to the long-term equity plan awards that were granted to all of our NEOs in August 2013. The original performance target levels for Mr. Harton’s award were established before the 2013 performance goals were set for United, and the Committee and the Board believed that the goals of the Chief Operating Officer and the other NEOs should be the same, thereby providing for consistency and continuity in executing the long-term goals of United. The long-term equity incentive awards are described in footnote 6. The adjustment to the performance targets have been accounted for as a grant modification, and, therefore, the full value of this modification totaling $1,131,750 was added to the original value of the 2013 long-term equity incentive award of $2,052,240 for a total disclosed stock award value of $3,183,990 for 2013. The amount shown for Mr. Harton’s 2013 performance-based restricted stock unit awards includes $1,131,750 for the 75,000 restricted stock units that were modified with a fair market value of $15.09 per share, the closing price of United’s Common Stock on the date of the grant modification. This presentation does not give consideration to the treatment of the original award as being cancelled. The original award valued at $648,750, or $8.65 per share, on the date of grant was included in the total amount for 2012 in the 2015 Proxy Statement disclosure. The amount of additional expense that will be recognized as a result of the grant modification is $483,000, the difference between United’s market closing price on the date of the modification ($15.09) and the market closing price on the date of the original grant ($8.65) multiplied by the 75,000 restricted stock units that were modified.

(10)	Includes $42,000 of salary paid in the form of 3,629 shares of Salary Stock in 2013. The number of shares issued each semi-monthly pay period to Mr. Schuette had a value on the date of issuance of $2,800, which was net of $2,763 of withholding taxes, resulting in individual grants ranging from 188 to 283 at a per share grant date value of $9.91 to $14.92. The Salary Stock was fully vested upon issuance.
(11)	Granted 5,500 time-based restricted stock units for additional responsibilities assumed in 2015 with the acquisitions of FNB and Palmetto, which vest ratably over four years.
(12)	In connection with his hiring, Mr. Edwards received 40,000 restricted stock units to replace certain equity awards surrendered at his previous company, which vest ratably over three years. In addition, as a new NEO, Mr. Edwards was granted 7,500 time-based restricted stock units which vest ratably over four years and 5,000 performance-based restricted stock units which vest over four years based on meeting the same performance criteria as previously disclosed for the NEOs.

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Grants of Plan-Based Awards

When granting equity awards, the Committee sets the option exercise price or equity award price at the market closing price on the date of grant. Both stock options and restricted stock awards vest over a number of years in order to encourage employee retention and focus management’s attention on sustaining financial performance and building shareholder value over an extended term. The following table summarizes the terms of non-equity and equity plan-based awards granted during 2015.

GRANT OF PLAN BASED AWARDS

		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units	and Option Awards
Jimmy C. Tallent	1/1/2015	$225,000	$450,000	$675,000	-	-	-	-	$-

H. Lynn Harton	1/1/2015	206,250	412,500	618,750	-	-	-	-	-

Rex S. Schuette	1/1/2015	97,000	194,000	291,000	-	-	-	-	-

Bill M. Gilbert	1/1/2015	62,500	125,000	187,500
	9/1/2015				-	-	-	5,500	104,335

Robert A. Edwards	2/3/2015	62,500	125,000	187,500
	2/3/2015				2,500	5,000	5,000	47,500	876,375

Outstanding Equity Awards as of December 31, 2015

The following table sets forth, for each Named Executive Officer, the number of stock options exercisable and unexercisable and the number and value of unvested restricted stock unit awards as of December 31, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Option Awards				Restricted Stock Unit Awards
							Equity Incentive Plan Awards
Name	Number Exercisable	Number Unexercisable	Exercise Price	Expiration Date (1)	Number Not Vested (2)	Market Value Not Vested (3)	Number Not Vested (2)	Market Value Not Vested (3)
Jimmy C. Tallent	6,442	-	$138.80	4/26/2016
	7,273	-	147.60	4/25/2017
	9,352	-	66.15	4/30/2018
	23,067	-			-	$-	99,000	$1,929,510

H. Lynn Harton	-	-			-	-	89,760	1,749,422

Rex S. Schuette	3,637	-	138.80	4/26/2016
	3,845	-	147.60	4/25/2017
	4,156	-	66.40	5/5/2018
	11,638	-			-	-	45,870	894,006

Bill M. Gilbert	1,143	-	138.80	4/26/2016
	1,247	-	147.60	4/25/2017
	1,559	-	66.40	5/5/2018
	1,411	-	31.50	6/22/2019
	5,360	-			5,500	107,195	26,400	514,536

(1)	The expiration date of each stock option is ten years after the date of grant.
(2)	See Compensation Discussion and Analysis – Equity Incentive Awards for information regarding equity award grants to NEOs.
(3)	The market value is based on the closing price of United’s Common Stock at December 31, 2015 of $19.49 multiplied by the number of unvested restricted stock units.

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Stock Option Exercises and Restricted Stock Vesting

The following table sets forth the value realized upon the exercise of stock options and the vesting and settlement of restricted stock units for the NEOs during 2015.

STOCK OPTION EXERCISES AND VESTING OF RESTRICTED STOCK UNITS

	Stock Option Awards		Restricted Stock Unit Awards
Name	Number Exercised	Value Realized (1)	Number Vested	Value Realized (2)
Jimmy C. Tallent	-	$-	33,000	$613,635
H. Lynn Harton	-	-	104,920	2,055,612
Rex S. Schuette	-	-	15,290	284,318
Bill M. Gilbert	-	-	8,800	163,636
Robert A. Edwards	-	-	-	-

(1)	Represents the difference between the closing price of United’s Common Stock on the date of exercise and the per share option exercise price, multiplied by the number of options exercised.
(2)	Represents the value realized by multiplying the number of restricted stock unit awards vesting by the closing price of United’s Common Stock on the date of vesting.

Equity Compensation Plan Information at December 31, 2015

The following table provides information about stock options outstanding as of December 31, 2015 and stock options, restricted stock and other equity awards available to be granted in future years.

EQUITY COMPENSATION PLAN INFORMATION

	Total Outstanding Options / Restricted Stock Awards	Weighted- Average Exercise Price of Outstanding Options / Restricted Stock Awards	Number Available for Issuance Under Equity Compensation Plans (1)
Equity compensation plans approved by shareholders	954,160	$22.76	248,166
Equity compensation plans not approved by shareholders	-	-	-
Total	954,160	$22.76	248,166

(1)	Represents the number of stock options, restricted stock, restricted stock units and other equity awards available to be granted in future years under the existing Equity Plan.

Pension Benefits

The following table presents select retirement benefit information for 2015 for each Named Executive Officer that was a participant in the Modified Retirement Plan.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2015
Jimmy C. Tallent	Modified Retirement Plan	32	$2,202,016	$-
H. Lynn Harton	Modified Retirement Plan	3	282,955	-
Rex S. Schuette	Modified Retirement Plan	15	1,729,062	-
Bill M. Gilbert	Modified Retirement Plan	16	739,810	-
Robert A. Edwards	Modified Retirement Plan	-	22,230	-

The Modified Retirement Plan provides specified benefits to certain key employees, including the NEOs, who contribute materially to the continued growth, development and future business success of United and its subsidiaries. Generally, when a participant retires, United will pay to the participant, or participant’s spouse upon death, a fixed annual amount in equal installments either for the lifetime of the participant (or participant’s spouse) or a fixed payment for 15 years. The annual benefits are calculated based on a participant’s seniority and position and generally range from 20% to 45% of base salary. Normal retirement age as defined by the Modified Retirement Plan requires the participant reaching age 65 and completing at least five years of service.

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The Modified Retirement Plan contains provisions that provide for accelerated vesting upon a “change in control” (as defined in the Modified Retirement Plan) of United. The Modified Retirement Plan also provides that these benefits will be forfeited if a participant is terminated for “cause” (as defined in the Modified Retirement Plan) or, if during a certain period after his or her termination of employment, competes with United, solicits customers or employees, discloses confidential information or knowingly or intentionally damages United’s goodwill or esteem.

Nonqualified Deferred Compensation

The following table presents select nonqualified deferred compensation information for 2015 for each Named Executive Officer that was a participant in the Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions During 2015 (1)	Company Contributions During 2015 (2)	Account Earnings During 2015	Aggregate Withdrawals / Distributions	Aggregate Balance at December 31, 2015
Jimmy C. Tallent	$905,215	$28,375	$83,240	$-	$2,572,328
H. Lynn Harton	369,504	7,125	6,178	-	749,924
Rex S. Schuette	90,659	3,075	95,518	-	1,047,661
Bill M. Gilbert	52,178	875	37,013	-	527,691
Robert A. Edwards	-	-	-	-	-

(1)	All executive contributions, as applicable, are included in the amounts under the column heading Salary and Stock awards, as applicable, during the year of grant in the Summary Compensation Table.
(2)	All Company contributions are included in the Summary Compensation Table under the column heading All Other Compensation.

The Deferred Compensation Plan provides for the deferral of up to 75% of annual base salary and up to 100% of annual cash bonus payments or non-equity incentive compensation awards and other specified benefits to certain key employees, including the NEOs, members of the Board and members of United’s local community bank boards who contribute materially to the continued growth, development and future business success of United and its subsidiaries. Further, the Deferred Compensation Plan allows for employer matching contributions for employee contributions that would have been paid under United’s tax-qualified 401(k) plan if such matching contributions would otherwise exceed the maximum allowable amounts under the 401(k) Plan and matching of deferred bonuses fifty cents per dollar up to 5% of bonus or non-equity incentive compensation award subject to the same vesting provisions of the 401(k) Plan. Although the Deferred Compensation Plan allows the Board to make discretionary contributions to the account of employee participants, the Board did not make any such discretionary contribution during 2015. See Compensation Discussion and Analysis for additional information. The Deferred Compensation Plan also provides for the deferral of up to 100% of director fees for service by a non-employee director on the Board of United or any subsidiary or community bank.

Contributions to the Deferred Compensation Plan may be invested in United’s Common Stock and a portfolio of various mutual funds. Participants are 100% vested in their contributions, including earnings or losses thereon. Company contributions, including earnings and losses thereon, vest over a three-year period. Because the amounts deferred under the Deferred Compensation Plan are invested in the underlying mutual fund or, in the case of Common Stock, recorded as Common Stock issuable (an equity instrument) at the time of the investment, the potential future costs of the Deferred Compensation Plan are not known at this time.

Generally, when a participant retires or becomes disabled, United will pay the participant their accrued benefits in a lump sum or in equal installments for five, ten, or fifteen years. Alternatively, a participant may elect to have a portion (or all) of their accrued benefits paid out at a specified time before retirement in a lump sum or in annual installments for two, three, four, or five years. The lump sum and installment payments are taxable to the participant.

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Severance and Employment Agreements

Each of the NEOs have entered into Amended and Restated Change in Control Severance Agreements (individually the “Severance Agreement” and collectively the “Severance Agreements”) with United. The Severance Agreements remain in effect until the later of (i) the termination of such Named Executive Officer’s employment without entitlement to the benefits under the Severance Agreements and (ii) six months after such Named Executive Officer’s termination of employment if there has been no “change in control” (as defined by the Severance Agreements), unless earlier terminated by mutual written agreement of the Named Executive Officer and United.

The Severance Agreements provide for payment of compensation and benefits to the Named Executive Officer in the event of a “change in control” (as defined by the Severance Agreements) of United if his employment is involuntarily terminated by United without “cause” (as defined by the Severance Agreements) or if he terminates his employment for “good reason” (as defined by the Severance Agreements). Meaning, the agreements have a “double trigger,” and United would make payments only upon a “change in control” and only if we terminate without “cause” or the Named Executive Officer terminates for “good reason.” The Named Executive Officer is not entitled to compensation or payments pursuant to his Severance Agreement if he is terminated by United for “cause,” dies, incurs a disability or voluntarily terminates employment (other than for “good reason”).

If a “change in control” occurs during the term of the applicable Severance Agreement and the Named Executive Officer’s employment is terminated within six months prior to, or 18 months following, the date of the “change in control,” and if such termination is an involuntary termination by United without “cause” (and does not arise as a result of death or disability) or a termination by the Named Executive Officer for “good reason,” the Named Executive Officer will be entitled to a lump sum payment equal to his base salary, non-equity incentive compensation award and certain other benefits, as determined by the applicable Severance Agreement, for a period of 24 or 36 months from the date of his termination.

The Severance Agreements provide that the NEOs will receive the full compensation and benefits provided for under the Severance Agreements and have the responsibility for any excise tax, or such payments are reduced or modified so that they will not be considered “excess severance payments” under Section 280G of the Internal Revenue Code, whichever will put the executives in the best after-tax position with the most compensation and income. The Severance Agreements are also intended to ensure that the payment of any compensation or benefits under the Severance Agreements would comply with Section 409A of the Internal Revenue Code.

None of the Severance Agreements provide for the payment of any taxes or a gross-up of payments to pay any taxes in the event any of the compensation or benefits were considered to be an excess severance payment under Section 280G of the Internal Revenue Code. The Severance Agreements contain restrictive covenants and provide that a portion of the severance payment shall be allocated to the restrictive covenants.

In March 2015, all of the Severance Agreements were amended to add a “best after-tax” provision. As a result, the NEOs will receive the full payments provided under the Severance Agreements and have the responsibility for any excise tax, or such payments are reduced or modified so that they will not be considered “excess severance payments” under Section 280G of the Internal Revenue Code, whichever will put the executives in the best after-tax position with the most compensation and income. No amendments have been made to any other agreements with the NEOs.

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The following table outlines the compensation payable to the NEOs, assuming separation from service on December 31, 2015, under various termination scenarios:

Name	Termination by United for Cause or by Executive Without Good Reason	Termination by United Without Cause or by Executive for Good Reason More than Six Months Prior to Change in Control		Termination by United Without Cause or by Executive for Good Reason Within Six Months Prior to or Within 180 Days Following Change in Control(1)		Termination Due to Death		Termination Due to Disability
Jimmy C. Tallent	$-	$1,929,510	(2)	$5,166,158		$643,170	(3)	$643,170	(3)
H. Lynn Harton	-	1,749,422	(2)	6,833,500		583,141	(3)	866,096	(3)(4)
Rex S. Schuette	-	894,006	(2)	2,913,689		298,002	(3)	298,002	(3)
Bill M. Gilbert	-	514,536	(3)	1,526,552		278,707	(4)	278,707	(6)
Robert A. Edwards	-	-	(7)	1,031,662	(8)	-	(7)	22,230	(9)(10)

(1)	Represents all compensation that would become due as the result of a “change in control” on December 31, 2015, including severance payments, bonuses, restricted stock unit awards, COBRA premiums and expenses, and other miscellaneous items, such as life insurance premiums, auto allowances and club dues provided for under applicable award and employment agreements. Also included are amounts that would become due under the Modified Retirement Plan in the event of a “change in control.” United’s Severance Agreements provide that the compensation and benefits provided for under the Severance Agreements shall be reduced or modified so that such payments will not be considered excess severance payments under Section 280G of the Internal Revenue Code if such reduction will allow the executive to receive a greater net after tax amount than such executive would receive absent such reduction. Otherwise, the payments are not reduced. Reductions (as applicable) were applied dollar-to-dollar, first to cash compensation, so as to not reduce any portion of equity compensation. The Severance Agreements contain restrictive covenants which provide that a portion of the severance payment shall be allocated to the restrictive covenant.
(2)	In the event of a termination without cause or for good reason, Mr. Tallent, Mr. Harton and Mr. Schuette would continue to vest in all of his respective unvested restricted stock units granted in 2013 on the same schedule as if he was employed.
(3)	In the event of death or disability, Mr. Tallent, Mr. Harton and Mr. Schuette would vest in the unvested portion of restricted stock units granted in 2013 for the current year and the unvested portion of the grant for the subsequent year with the remaining unvested portions forfeited.
(4)	The disability retirement benefit under the Modified Retirement Plan is equal to Mr. Harton’s accrued benefit under the plan
(5)	In the event of a termination without cause or for good reason, Mr. Gilbert would (i) continue to vest in all of his unvested restricted stock units granted in 2013 on the same schedule as if he was still employed and (ii) forfeit all unvested restricted stock units granted in 2015, provided that if such termination without cause or for good reason occurs within 6 months prior to or 18 months following a change in control, Mr. Gilbert would vest in the unvested restricted stock units granted in 2015 upon the later of the change in control or termination of employment.
(6)	In the event of death or disability, Mr. Gilbert would immediately vest in (i) the unvested portion of restricted stock units granted in 2013 for the current year and the unvested portion of the grant for the subsequent year with the remaining unvested portions forfeited and (ii) the unvested restricted stock units granted in 2015.
(7)	In the event of a termination without cause or for good reason, Mr. Edwards would forfeit all of his restricted stock units granted in 2015 because such termination did not occur beyond the initial restriction period of one year and thirty days from the date of grant.
(8)	Restricted stock units granted to Mr. Edwards in 2015 are not included in this calculation because the separation from service and change in control period did not occur beyond the initial restriction period.
(9)	Because Mr. Edwards’ termination did not occur beyond the initial restriction period of one year and thirty days from the date of grant, he would forfeit all of his restricted stock units granted in 2015.
(10)	The disability retirement benefit under the Modified Retirement Plan is equal to Mr. Edwards’ accrued benefit under the plan.

United has no other employment or severance agreements with any of its NEOs. Therefore, except as described above, no severance benefit is payable and there is no continuation of benefit coverage in the event of a Named Executive Officer’s voluntary or involuntary termination, retirement, disability or death.

Director Compensation

United’s objective with regard to director compensation is to provide a competitive compensation package to attract top talent to United’s Board. Members of the Board receive an annual cash retainer fee for their service on the Board as well as incremental annual cash retainer fees relative to additional time required to fulfill committee duties and responsibilities. Cash retainer fees are paid quarterly. To assist in the determination of compensation to the directors, in 2015 the Committee engaged McLagan, a performance/reward consulting and benchmarking firm for the financial services industry, to perform a review of the director compensation. Utilizing the same Peer Group as for executive compensation, McLagan performed a market analysis and reported market compensation levels for directors. The following table summarizes changes that the Committee approved related to annual director cash compensation as a result of discussions with the consulting firm.

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Name	Effective through 3rd Quarter 2015	Effective Beginning 4th Quarter 2015
Director	$25,000	$32,500
Lead Director of the Board	$25,000	$25,000
Audit Committee member	$4,000	$6,000
Audit Committee Chair	$10,000	$10,000
Compensation Committee Chair	$5,000	$6,000
Nominating / Corporate Governance Committee Chair	$-	$4,500
Risk Committee member	$4,000	$6,000
Risk Committee Chair	$10,000	$10,000

Directors of the Company also serve on the Board of the Bank and receive no additional compensation related to their service on the Bank’s Board.

The annual cash retainer fees may be deferred pursuant to United’s Deferred Compensation Plan. In 2015, director Goldstein elected to defer all annual cash retainer fees relative to his service on the Board.

Non-management directors also receive annual equity grants in the form of restricted stock units with a one-year vesting period. This retainer is compensation for services provided as directors including, but not limited to, committee membership and related responsibilities. The aggregate grant-date fair value for awards of Common Stock is based on the closing price as reported on the NASDAQ Capital Market as of each grant date.

In conjunction with the review by McLagan during 2015, the aggregate grant-date fair value for annual equity grants was increased from $25,000 to $32,500 effective September 1, 2015. Grants with an aggregate grant-date fair value of $25,012 were granted on June 4, 2015 to directors serving as of that date and additional grants with an grant-date fair value of $7,493 were granted on September 1, 2015 to directors serving as of that date (concurrent with the approval of increased annual equity grants effective September 1, 2015).

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The following table provides information regarding 2015 compensation for non-management directors that served in that capacity during 2015. The Company also reimburses directors for expenses incurred in conjunction with their Board service, including the cost of attending Board and committee meetings, although such reimbursements are not included in the table below. No management directors received compensation for their Board service during 2015.

Name	Fees Earned or Paid in Cash	Restricted Stock Unit Awards (1)	Nonqualified Deferred Compensaton Earnings	All Other Compensation (2)	Total
W. C. Nelson, Jr.	$56,875	$32,505	$-	$13,077	$102,458
Robert H. Blalock	35,875	32,505	-	11,577	79,958
Clifford V. Brokaw (3)	-	-	-	-	-
L. Cathy Cox	40,875	32,505	1,527	1,077	75,985
Kenneth L. Daniels (4)	8,125	16,266	-	-	24,391
Steven J. Goldstein (5)	45,875	32,505	4,118	1,077	83,576
Nicholas B. Paumgarten (6)	8,125	-	-	-	8,125
Thomas A. Richlovsky	45,875	32,505	-	1,077	79,458
Tim R. Wallis	26,875	32,505	-	7,077	66,458

(1)	Each non-employee director, with the exception of Messrs . Brokaw, Daniels and Paumgarten, was granted 1,300 restricted stock units on June 4, 2015 which were valued at $19.24 per share, the price of United’s Common Stock on the date of grant. Each non-employee director, with the exception of Messrs . Brokaw, Daniels and Paumgarten, was granted an additional 395 restricted stock units on September 1, 2015 which were valued at $18.97 per share, the price of United’s Common Stock on the date of grant. Both the June and September awards will vest in August 2016. Mr. Daniels did not receive the June or September grants because he was not a member of the Board at the time of such grants but was granted 790 restricted stock units on November 13, 2015 in conjunction with his appointment to the Board. These awards were valued at $20.59 per share, the price of United’s Common Stock on the date of grant, and will vest in February 2017. Neither Mr. Brokaw nor Mr. Paumgarten received any equity compensation for serving on United’s Board during 2015.
(2)	Represents fees paid to directors for serving on one or more of United’s community bank boards and dividends paid on restricted stock units.
(3)	Mr. Brokaw did not accept any compensation for serving on United’s Board during 2015. Mr. Brokaw retired from the Board effective August 28, 2015.
(4)	Mr. Daniels was appointed to the Board in November 2015. As such, Fees Earned or Paid in Cash relative to Mr. Daniels includes one quarterly payment during 2015 and restricted stock unit awards were granted were prorated for a partial year.
(5)	Dr. Steven J. Goldstein retired from the Board effective March 1, 2016.
(6)	Mr. Paumgarten was appointed to the Board in August 2015. As such, Fees Earned or Paid in Cash relative to Mr. Paumgarten includes one quarterly payment during 2015.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as an officer or employee of United at any time or engaged in any transaction that would be required to be disclosed under Corporate Governance - Certain Relationships and Related Transactions.

None of United’s executive officers serve as a director or member of the Compensation Committee of any other entity that has an executive officer serving as a member of United’s Board or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included within this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board that it be included herein.

L. Cathy Cox, Chairman
Kenneth L. Daniels
W.C. Nelson, Jr.
Tim R. Wallis

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PRINCIPAL AND MANAGEMENT SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of United’s voting securities. Unless otherwise indicated, the information presented is as of February 29, 2016 and is based on 66,239,446 shares of United’s Common Stock outstanding on such date. Beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of February 29, 2016, unless otherwise indicated, through the exercise of any stock option or other right, and any shares that are pledged as security pursuant to various financial obligations. The table sets forth such information with respect to:

•	Each shareholder who is known by us to beneficially own 5% or more of our voting securities;

•	Each director and nominee for director;

•	Each Named Executive Officer; and

•	All executive officers and directors as a group.

Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of voting securities beneficially owned by such shareholder.

Name and Address	Number of Shares of Common Stock Owned Directly or Indirectly	Number of Shares Underlying Options Exercisable Within 60 Days	Number of Shares Beneficially Owned - Restricted Stock Units	Number of Shares Issuable Under the Deferred Compensation Plan	Total Number of Shares Benefically Owned	Percentage Beneficially Owned
BlackRock Fund Advisors (1)	5,670,947	-	-	-	5,670,947	8.57%
400 Howard Street
San Francisco, CA 94104

Wellington Management Co. LLP (2)	5,471,662	-	-	-	5,471,662	8.27%
280 Congress Street
Boston, MA 02210

CapGen Capital Group LP (3)	3,992,453	-	-	-	3,992,453	6.03%
120 West 45th Street
New York, New York 10036

Jimmy C. Tallent (4)	141,436	23,067	75,900	116,436	356,839	*

W.C. Nelson, Jr. (5)	424,684	-	4,034	-	428,718	*

Robert H. Blalock (6)	32,063	-	4,034	-	36,097	*

L. Cathy Cox	5,966	-	4,034	2,584	12,584	*

Kenneth L. Daniels	-	-	790	-	790	*

Robert A. Edwards	10,781	-	36,042	-	46,823	*

Bill M. Gilbert (7)	11,430	5,360	25,740	24,197	66,727	*

H. Lynn Harton	98,850	-	68,816	56,887	224,553	*

Thomas A. Richlovsky	14,217	-	4,034	-	18,251	*

Rex S. Schuette (8)	52,001	11,638	35,167	60,445	159,251	*

Tim R. Wallis (9)	85,634	-	4,034	-	89,668	*

All Directors and Executive Officers as a Group (14 persons) **	895,151	48,401	323,750	280,370	1,547,672	2.31%

*	Represents less than 1% of the deemed outstanding shares of Common Stock.
**	Includes all named individuals (directors and Named Executive Officers) as well as Richard Bradshaw, Alan Kumler and Bradley Miller (executive officers nor designated as Named Executive Officers).
(1)	Based in part on information contained in Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on January 22, 2016 indicating sole voting power relative to 5,670,947 shares of the voting Common Stock as of December 31, 2015, and sole dispositive power relative to 5,782,954 shares of the Common Stock as of December 31, 2015, which would have comprised 8.57% and 8.74%, respectively, of United’s 66,198,477 shares of Common Stock outstanding as of December 31, 2015.
(2)	Based in part on information contained in Schedule 13G/A filed by Wellington Management Group LLP (“Wellington MG”), Wellington Group Holdings LLP (“Wellington GH”), Wellington Investment Advisors Holdings LLP (“Wellington IAH”) and Wellington Management Company LLP (“Wellington MC”) with the Securities and Exchange Commission on February 11, 2016 indicating (i) Wellington MG’s, Wellington GH’s and Wellington IAH’s shared voting power relative to 5,471,662 shares of the Common Stock as of December 31, 2015, and shared dispositive power relative to 6,256,191 shares of the Common Stock as of December 31, 2015, which would have comprised 8.27% and 9.45%, respectively, of United’s 66,198,477 shares of voting Common Stock outstanding as of December 31, 2015; and (ii) Wellington MC’s shared voting power relative to 5,092,332 shares of the Common Stock as of December 31, 2015, and shared dispositive power relative to 5,558,895 shares of the Common Stock as of December 31, 2015, which would have comprised 7.69% and 8.40%, respectively, of United’s 66,198,477 shares of voting Common Stock outstanding as of December 31, 2015.
36

(3)	Based in part on information contained in Schedule 13G/A filed by CapGen Capital Group V LP (“CapGen LP”), CapGen Capital GroupV LLC (“CapGen LLC”), Eugene A. Ludwig, Robert B. Goldstein and John P. Sullivan with the Securities and Exchange Commission on February 12, 2016 indicating (i) CapGen LP’s and CapGen LLC’s sole voting power and sole dispositive power relative to 3,992,453 shares of the voting Common Stock as of December 31, 2015, which would have comprised 6.03% of United’s 66,198,477 shares of voting Common Stock outstanding as of December 31, 2015; and (ii) Messrs. Ludwig’s, Goldstein’s and Sullivan’s shared voting power and shared dispositive power relative to 3,992,453 shares of the voting Common Stock as of December 31, 2015, which would have comprised 6.03% of United’s 66,198,477 shares of voting Common Stock as of December 31, 2015.
(4)	Includes 77 shares owned by Mr. Tallent’s spouse, for which he claims beneficial ownership, and 61 shares owned by Mr. Tallent’s minor grandchildren for which he is custodian.
(5)	Includes 10,613 shares owned by Mr. Nelson’s spouse, for which he claims beneficial ownership; 9,917 shares owned by Mr. Nelson’s minor grandchildren for which he is custodian; 280 shares owned by Conag Rentals, Inc., a company owned by Mr. Nelson; and 245 shares owned by King Ford, a company in which Mr. Nelson is 50% owner.
(6)	Includes 1,992 shares owned by Mr. Blalock’s spouse, for which he claims beneficial ownership, and 20,121 shares owned by Blalock Insurance Agency, Inc., a company owned by Mr. Blalock.
(7)	Includes 177 shares owned by Mr. Gilbert’s spouse, for which he claims beneficial ownership.
(8)	Includes 1,800 shares owned by Mr. Schuette’s spouse, for which he claims beneficial ownership.
(9)	Includes 81,417 shares owned by Wallis Investment Co., LLC, a company owned by Mr. Wallis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires any person who is the beneficial owner, directly or indirectly, of more than 10% of United’s Common Stock and any director or officer of United to file with the SEC certain reports of beneficial ownership of the Common Stock. Based solely on copies of such reports furnished to United and representations that no other reports were required, United believes that all applicable Section 16(a) reports were filed by these shareholders during the fiscal year ended December 31, 2015, except that Tim Wallis filed one late report on Form 5 for one transaction.

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AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board in 2013 and which is annually reviewed and approved by the Board. United’s management is responsible for its internal accounting controls and the financial reporting process. United’s independent registered public accountants for 2015, PricewaterhouseCoopers LLP (“PwC”), was responsible for performing an audit of United’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and for expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes. The Board, in its business judgment, has determined that all members of the Audit Committee are independent, as defined by the federal securities laws and the Nasdaq listing requirements.

In keeping with that responsibility, the Audit Committee has reviewed and discussed United’s audited consolidated financial statements with management and PwC. In addition, the Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as currently in effect, has received the written disclosures and letter from PwC required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with PwC their independence. The Audit Committee is also responsible for considering whether the provision of any non-audit services provided by PwC would impair their independence. No such services were proposed or provided in 2015.

The Audit Committee also discussed with management, United’s internal auditors and PwC the quality and adequacy of United’s internal controls over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing. It reviewed management’s assessment of such internal controls and PwC’s attestation thereof. The Audit Committee reviewed both with PwC and internal auditors their audit plans, audit scope and identification of audit risks.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and PwC. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not provide assurance that the audit of United’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that United’s auditors are in fact independent.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements of United be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board.

Thomas A. Richlovsky, Chairman
Robert H. Blalock
L. Cathy Cox
W.C. Nelson, Jr.
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PROPOSAL 2

AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board has adopted a resolution recommending that the shareholders approve an amendment to our Articles to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares. If the shareholders approve the amendment, then the Articles will be amended to increase the number of authorized shares of common stock to 150,000,000 shares.

The primary purpose of this proposal is to provide us with the flexibility to issue additional shares from time to time, as our Board may determine, for future financings, strategic business relationships, stock-based incentives to employees, directors and consultants and for other purposes. The following table summarizes the shares of Common Stock outstanding and reserved for general issuance upon the exercise of all outstanding options, the vesting of restricted stock and restricted stock units and the issuance of shares under the Deferred Compensation Plan. The Board also believes that having sufficient shares remaining available for use will enable the Board to act quickly to take advantage of various business opportunities.

	As of February 29, 2016	Upon Effectiveness of Proposed Amendment
Shares of Common Stock issued and outstanding	71,524,962	71,524,962
Shares of Common Stock reserved for issuance	1,570,094	1,570,094
Shares of Common Stock potentially outstanding	73,095,056	73,095,056
Shares of Common Stock available for future issuance	26,904,944	76,904,944
Shares of Common Stock authorized	100,000,000	150,000,000

Shares of Common Stock available for future issuance as a percentage of Common Shares potentially outstanding	36.8%	105.2%

Any future issuance of additional Common Stock could have a dilutive impact on the book value and earnings per share of the outstanding shares and would decrease the relative voting power of current shareholders. United does not currently have any material commitments, arrangements or understanding which would require the issuance of additional shares of Common Stock.

The Board does not believe that an increase in the number of authorized shares of Common Stock will have a significant impact on any attempt to gain control of United. It is possible, however, that the availability of authorized but unissued shares of Common Stock could discourage third parties from attempting to gain control since the Board could authorize the issuance of shares of Common Stock in a manner that could dilute the voting power of a person attempting to acquire control of United, increase the cost of acquiring such control or otherwise hinder such efforts. The Board is not aware of any present threat or attempt to gain control of United and this proposal is not in response to any such action nor is it being presented with the intent that it be utilized as a type of anti-takeover device.

If this proposal is adopted, the Articles would be amended as set forth in Appendix A. Although United intends to file the amendment with the Secretary of State of Georgia as promptly as possible after the amendment is approved by shareholders, the Board reserves the right to delay or abandon the amendment at its discretion.

Vote Required

The affirmative vote of holders of a majority of the shares of Common Stock outstanding on the record date is required to approve this Amendment. Accordingly, any abstention or broker non-vote will count as a vote against the proposal.

Recommendation

The Board recommends you vote “FOR” the amendment to our Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock.

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PROPOSAL 3

APPROVAL OF amendment NO. 4 to THE AMENDED AND RESTATED 2000 KEY EMPLOYEE STOCK OPTION PLAN

Introduction

On March 18, 2016, the Board adopted Amendment No. 4 to United’s Equity Plan subject to shareholder approval of certain provisions of the amendment solicited by this proxy statement. The amendment is set forth in Appendix B hereto.

Shareholder approval is requested with respect to: (i) approving an increase in the number of shares available for the grant of awards under the Equity Plan after the date hereof from 248,166 shares to a total of 2,250,000 available shares (in excess of the 954,160 shares covered by outstanding awards under the Equity Plan) and changes in rules for determining the number of shares available for grant under the Equity Plan; (ii) re-approving the performance measures that may be used in connection with the grant of a performance award under the Equity Plan; (iii) approving a limit on the maximum number of shares that may be granted pursuant to full value grants to any one non-employee director of United in one year; (iv) approving the limit on shares available for grants of restricted stock and restricted stock units with restriction periods of less than three years (or less than one year for performance-based grants); and (v) extending the term of the Equity Plan. Shareholder approval of the amendment is required by the Nasdaq Marketplace Rules and is required in order to provide the incentive stock option recipients with the favorable tax treatment afforded options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), if applicable. Shareholder approval of the amendment is also sought to comply with and to continue to qualify the Equity Plan under Section 162(m) of the Code. Section 3.2 of the Equity Plan is also being amended, however this amendment is not subject to shareholder approval. The Equity Plan was previously approved by the shareholders of United. If shareholder approval of the amended Equity Plan is not received, the Equity Plan will continue without the amendment related to increasing the number of aggregate shares, changing the rules for determining shares available for grants, re-approving the performance measures, re-approving the individual participant limits, imposing the individual director limits, limiting the percentage of shares available for grants of restricted stock and restricted stock units with restriction periods of less than three years (or less than one year for performance-based grants), and extending the term of the Equity Plan.

The objectives of the Equity Plan are: (1) to attract, motivate and retain employees and directors of United by providing compensation opportunities that are competitive with other companies; (2) to provide incentives to participants who contribute significantly to the long-term performance and growth of United and its affiliates; and (3) to align the long-term financial interests of participants in the Equity Plan with those of shareholders.

The Equity Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Nature of the Amendments

The amendment to the Equity Plan modifies the existing Equity Plan to: (1) increase the number of shares available for new awards under the Equity Plan from 248,166 shares to a total of 2,250,000 available shares (in excess of the 954,160 shares covered by outstanding awards under the Equity Plan); (2) provide that the number of shares that may be granted from available shares as full-value awards will be the same as the total number of shares reserved for issuance under the Equity Plan; (3) impose limits on shares that may be granted pursuant to awards to any one non-employee director of United in one year; (4) limit the percentage of shares available for grants of restricted stock and restricted stock units with restriction periods of less than three years (or less than one year for performance-based grants); and (5) extend the term of the Equity Plan.

As of December 31, 2015, there were 248,166 shares available for grant under the Equity Plan, and the sum of United’s outstanding stock options, restricted stock and restricted stock units totaled 954,160. This total divided by the 71.5 million outstanding shares of voting and non-voting common stock as of such date resulted in an “overhang” for United of 1.7%. Increasing the number of shares available for grant of new awards under the Plan pursuant to the amendment to 2,250,000 available shares (in excess of the 954,160 shares covered by outstanding awards under the Equity Plan) would cause United’s “overhang” to equal 4.5% compared with an average of 7.7% for a peer group of bank holding companies (with median total assets of $9.1 billion) selected by an outside consultant.

The outstanding awards under the existing Equity Plan will continue to remain outstanding in accordance with their terms.

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Description of the Equity Plan, as Amended

The following is a description of the principal provisions of the Equity Plan, as amended. This summary is qualified in its entirety by reference to the full text of Amendment No. 4 attached as Appendix B to this Proxy Statement and the Equity Plan document.

General

The Equity Plan is administered by the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer the Equity Plan. If any member of the Compensation Committee does not qualify as (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and (ii) an “outside director” within the meaning of Section 162(m) of the Code, a subcommittee of the Compensation Committee shall be appointed to grant awards to NEOs and to other officers who are subject to Section 16 of the Securities Exchange Act of 1934, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Compensation Committee in this proposal shall include and, as appropriate, apply to any such subcommittee. Subject to the requirement that shareholder approval be obtained for certain types of amendments, the Equity Plan may be amended by the Board, in whole or in part, but no such action shall adversely impact any rights or obligations with respect to any awards previously granted under the Equity Plan unless the participants impacted by such amendment provide their written consent.

Under the Equity Plan, participants may be granted stock options (incentive and nonqualified), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares and stock awards. The maximum number of incentive stock options that may be issued under the Equity Plan is the same as the number of authorized shares. No more than five percent (5%) of the available shares authorized for issuance under the Equity Plan may be granted in the form of restricted stock, restricted stock units or performance shares (“Full Value Grants”) with restriction periods less than three years (or one year for performance-based grants). Except to the extent the Compensation Committee determines that an award is not required to comply or shall not comply with the performance-based compensation provisions of Section 162(m) of the Code, the maximum number of shares subject to options and SARs that, in the aggregate, may be granted pursuant to awards in any one calendar year to any one participant shall be 100,000 shares, and the maximum number of shares of Full Value Grants that may be granted, in the aggregate, pursuant to awards in any one calendar year to any one participant shall be 100,000 shares. Notwithstanding the preceding sentence, the maximum number of shares of Full Value Grants that may be granted, in the aggregate, pursuant to awards in any one calendar year to any one non-employee director shall be 7,500 shares.

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property, any reorganization or any partial or complete liquidation of United, such adjustment shall be made in the number and class of shares which may be delivered under the Equity Plan and in the number and class of and/or price of shares subject to outstanding awards granted under the Equity Plan, as may be determined to be appropriate and equitable by the Compensation Committee, in its sole discretion, to prevent dilution or enlargement of rights.

The shares to be delivered under the Equity Plan will be made available from authorized but unissued shares of Common Stock, treasury shares, and shares purchased in the open market or otherwise. Shares awarded or subject to purchase under the Equity Plan and that are not delivered or purchased, or are reacquired by United as a result of forfeiture or termination, expiration, or cancellation of an award, will again be available for issuance under the Equity Plan (on a one-to-one basis). However, shares that are used to pay the exercise price of an option (including through a net exercise or attestation) or shares that are surrendered for payment of tax withholding obligations shall be counted as issued under the Equity Plan and shall reduce the number of shares available for issuance.

The Compensation Committee (or in the case of awards to directors, the Board) will determine the individuals to whom awards will be granted, the number of shares subject to an award and the other terms and conditions of an award (references hereafter to the Compensation Committee shall, where appropriate, in the case of awards to directors, include the Board). To the extent provided by law, the Compensation Committee may delegate, to one or more persons, the authority to grant awards to individuals who are not NEOs. As applicable, when used in this description of the Equity Plan, the term Compensation Committee also refers to any such individual to whom the Compensation Committee has delegated some of its authority to grant awards. The Compensation Committee may also provide in option or other agreements relating to awards under the Equity Plan for automatic accelerated vesting and other rights upon the occurrence of a “change in control” or upon the occurrence of other events as may be specified in such agreements. However, except for adjustments noted above or to the extent approved by the Company’s shareholders and consistent with the rules of any stock exchange on which the Company’s securities are traded, the Equity Plan does not permit (i) any decrease in the option price or initial value of any outstanding options or SARs; (ii) the issuance of any replacement options or SARs which is deemed to occur if a participant agrees to forfeit an existing option or SAR in exchange for a new option or SAR with a lower option price or initial value; (iii) United to repurchase underwater or out-of-the-money options or SARs which are deemed to be those options or SARs with option prices or initial values in excess of the then current fair market value of the shares underlying the options or SARs; (iv) the issuance of any replacement or substitute options or SARs or the payment of cash or other awards in exchange for, or in substitution of, underwater or out-of-the-money options or SARs; (v) United to repurchase any options or SARs if the options or SARs have not become exercisable, vested or payable prior to the repurchase; or (vi) any other action that is treated as a repricing under generally accepted accounting principles or applicable Nasdaq listing rules.

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Stock Options

The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of a stock option (which shall be not less than the fair market value of a share on the date of grant) and the period of exercise (including upon termination of employment) will be determined by the Compensation Committee and set forth in an option or other agreement provided that no option will be exercisable more than 10 years after the date of grant.

Options granted under the Equity Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee shall, in each instance, approve, including conditions related to the employment of, or provision of services by, a participant. The option price upon exercise shall be paid to United in full: (a) in cash; (b) by cash equivalent approved by the Compensation Committee; (c) by tendering previously acquired shares having an aggregate fair market value at the time of exercise equal to the total exercise option price, (d) by delivery of a notice of a net exercise or (e) by any combination of the foregoing. The Compensation Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Compensation Committee determines to be consistent with the amended Equity Plan’s purpose and applicable law.

SARs

SARs granted under the Equity Plan entitle the participant to receive an amount payable in shares or cash, or both, as determined by the Compensation Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the specified exercise price, which will not be less than the fair market value of a share on the grant date of the SAR. The exercise period of a SAR may not exceed 10 years. SARs may be granted in tandem with a related stock option or independently. The Compensation Committee shall determine and set forth in an agreement relating to the award or other agreement the extent to which SARs are exercisable after termination of employment.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares that vests over time and is subject to forfeiture in certain circumstances. Restricted stock awards may be made either alone, in addition to, or in tandem with other types of awards permitted under the Equity Plan and may be current grants of restricted stock or deferred grants. The terms of restricted stock awards, including the restriction period and the extent to which the participant will have the right to receive unvested restricted stock following termination of employment or other events will be determined by the Compensation Committee and be set forth in an agreement relating to such award. Unless otherwise set forth in an agreement relating to a restricted stock award, the participant receiving restricted stock shall have all of the rights of a shareholder of United, including the right to vote the shares and the right to receive dividends, provided that the Compensation Committee may require that any dividends on such shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to United to be held for the account of the participant.

A restricted stock unit is an unsecured promise to transfer a share or equivalent cash at a specified future date, such as a fixed number of years, retirement or other termination of employment (which date may be later than the vesting date of the award at which time the right to receive the share becomes non-forfeitable). Restricted stock units represent the right to receive a specified number of shares at specified times and is subject to restriction periods and other conditions as the Compensation Committee determines. A participant to whom restricted stock units are awarded has no rights as a shareholder with respect to the shares represented by the restricted stock units unless and until shares are actually delivered to the participant in settlement of the award. However, restricted stock units may have dividend-equivalent rights if provided for by the Compensation Committee.

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The restriction period for restricted stock and restricted stock units that are not subject to performance conditions will not be less than three years (but graded vesting may be provided). However, up to five percent (5%) of the available shares for issuance under the Equity Plan may provide for a restriction period of less than three years (less than one year for performance based awards).

Performance Shares

Performance shares are awards granted in terms of a stated potential maximum number of shares with the actual number and value earned to be determined by reference to the satisfaction of performance targets established by the Compensation Committee. Such awards may be granted subject to any restrictions, in addition to performance conditions, deemed appropriate by the Compensation Committee. To the extent provided in an agreement relating to performance shares, a participant may be entitled to receive any dividends declared with respect to shares that have been earned but that have not yet been distributed to the participant and shall be entitled to exercise full voting rights with respect to such shares. To the extent provided in an agreement relating to performance shares, a participant may receive a cash payment equal to the dividends that would have been payable with respect to shares covered by the performance share award between the date performance shares are awarded and the date that a transfer of shares to the participant, cash settlement or combination thereof is made pursuant to such award. However, for NEOs, the dividends that would have been paid on unvested shares and performance shares shall be accrued and paid when vested based on the shares distributed at such dates.

The restriction period for performance-based awards will not be less than one year. However, up to five percent (5%) of the available shares for issuance under the Equity Plan may provide for a restriction period of less than one year (less than three years for non-performance based awards).

Performance Measures

If awards granted or issued under the Equity Plan are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such awards shall be chosen by the Compensation Committee from among the following (which may relate to United or a business unit, division or subsidiary):

•	Net operating income or the growth in such net operating income;

•	Operating earnings per share or the growth in such operating earnings per share;

•	Annual growth in consolidated total revenue, loans and deposits;

•	Changes or increases in market share;

•	Operating earnings before taxes or the growth in such earnings;

•	Stock price or the growth in such price;

•	Operating return on equity, tangible equity, and assets or the growth on such returns;

•	Total shareholders’ return or the growth in such return;

•	Contribution to geographic expansion;

•	Level of expenses or the reduction of expenses, overhead ratios or changes in such ratios, operating efficiency ratios or changes in such ratios;

•	Loan quality or the changes in the level of loan quality or changes in the ratios of net charge-offs to loans or non-performing assets to assets;

•	Customer satisfaction scores or changes in scores; and/or
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•	Economic value added or changes in such value added.

The Compensation Committee can establish other performance measures for awards granted to participants that are not NEOs or for awards granted to NEOs that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code. In measuring performance, the Compensation Committee may adjust United’s financial results to exclude the impact of unusual charges or income items that distort year-to-year comparisons of results and other events including acquisitions or dispositions of businesses or assets, de novo expansions, recapitalizations, reorganizations or reductions-in-force. With respect to NEOs, the Compensation Committee shall consider the provisions of Section 162(m) in making adjustments for awards intended to comply with Section 162(m). The Compensation Committee may also make adjustments to eliminate the impact of changes in tax or accounting rules and regulations.

Repricing Prohibited

The Equity Plan prohibits United from reducing the exercise price of outstanding options or SARs or taking any other action that would constitute repricing without first receiving shareholder approval.

Deferral Rights

The Compensation Committee may permit a participant to defer to another plan or program such participant’s receipt of shares or cash that would otherwise be due to such participant by virtue of the exercise of an option or SAR, the vesting of restricted stock or restricted stock units or the earning of a performance-share award. If any such deferral election is required or permitted, the Compensation Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Duration of Plan

The Equity Plan, as amended, shall be effective until March 18, 2026 if Amendment No. 4 is approved by shareholders.

Federal Income Tax Consequences

The following is a brief summary of the current federal income tax consequences of awards made under the Equity Plan. This summary is general in nature and is not intended to cover all tax consequences that may apply to participants and United. Further, the provisions of the Code and the regulations and rulings thereunder relating to these matters may change.

Stock Options

A participant will not recognize any income upon the grant of a stock option but will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over the exercise price, and United will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option provided that the incentive stock option is exercised either while the participant is an employee of United or within three months (one year if the participant dies or is disabled within the meaning of Section 22(e)(3) of the Code) following the participant’s termination of employment. If shares acquired through the exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as a long-term capital gain or loss, and United will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, in the year of such disposition the participant will recognize income taxable as ordinary income equal to the excess of (i) the fair market value of such shares on the date of exercise or, if less, the amount realized upon such disposition, over (ii) the exercise price. In such case, United will be entitled to a corresponding deduction.

SARs

A participant will not recognize any income upon the grant of a SAR. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of any cash paid to the participant upon such exercise, and United will be entitled to a corresponding deduction.

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Restricted Stock

A participant will not recognize taxable income at the time of grant of a restricted stock award, and United will not be entitled to a tax deduction at such time unless the participant makes an election under a special Code provision to be taxed at the time such restricted stock award is granted. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions on such restricted stock award lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant making the above-described special election or upon the lapse of the restrictions is deductible by United as compensation expense. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and United will be entitled to a corresponding deduction.

Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit, and United will not be entitled to a tax deduction at such time. When the participant receives shares pursuant to vesting or a distribution election for the restricted stock unit, the federal income tax consequences applicable to restricted stock awards, described above, will apply to the participant, and United will be entitled to a tax deduction.

Performance Shares

A participant will not recognize taxable income at the time of grant of a performance-share award, and United will not be entitled to a tax deduction at such time. Upon the settlement of a performance-share award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid to the participant, and United will be entitled to a corresponding deduction.

Compliance with Section 162(m) of the Code

Section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1,000,000 per year paid by a publicly-traded corporation to certain named executive officers (other than the chief financial officer). Compensation realized with respect to stock options and SARs awarded under the Equity Plan, including upon exercise of a nonqualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, will be excluded from this deductibility limit if it satisfies certain requirements including a requirement that the Equity Plan (as hereby amended) be approved by United’s shareholders at the Annual Meeting. In addition, other types of awards under the Equity Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described herein as required by Section 162(m) of the Code. To satisfy the requirements that apply to “performance-based” compensation, those performance measures must be approved by our current shareholders, and approval of the Equity Plan will also constitute approval of those measures.

Compliance with Section 409A of the Code

Section 409A of the Code establishes certain requirements with respect to compensation provided to employees and directors that is considered to be “deferred compensation” as defined in Section 409A. If any awards granted under the Equity Plan are subject to Section 409A, United intends that such awards will comply with Section 409A. In general, the Equity Plan will at all times be interpreted and operated in compliance with Section 409A including the applicable exceptions to Section 409A.

2016 Plan Awards

Going forward, the Compensation Committee plans to make annual grants to the NEOs. The majority of the new grants will be subject to performance-based vesting over three years, which reflects current market practices. For retention and shareholder value creation purposes, the Compensation Committee and the Board believe it is important to avoid having a gap in equity awards for its senior executives. See Compensation of Executive Officers and Directors - Compensation Discussion and Analysis for additional information regarding United’s executive compensation policies and practices.

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Vote Required

The affirmative vote of a majority of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present is required to approve the amendment. Accordingly, any abstention or broker non-vote will count as a vote against the proposal.

Recommendation

The Board unanimously recommends a vote “FOR” the approval of Amendment No. 4 to the Amended and Restated 2000 Key Employee Stock Option Plan.

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PROPOSAL 4

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), United is asking its shareholders to approve, on an advisory basis, the compensation of its Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives United’s shareholders the opportunity to express their views on the compensation of United’s Named Executive Officers.

The purpose of the Company’s compensation policies and procedures is to attract and retain experienced and highly-qualified executives critical to our long-term success and enhancement of shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The Board believes our compensation policies and procedures achieve this objective. We encourage you to closely review Compensation of Executive Officers and Directors - Compensation Discussion and Analysis and Compensation of Executive Officers and Directors - Executive Compensation included in this Proxy Statement for more information on our Named Executive Officers’ compensation.

Our Board recommends that our shareholders vote in favor of the following resolution:

“Resolved, that the compensation of our Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved.”

Even though this “say-on-pay” vote is advisory and, therefore, will not be binding on United, the Compensation Committee and the Board values the opinions of United’s shareholders. Accordingly, to the extent there is a significant vote against the compensation of the Named Executive Officers, the Board will consider the shareholders’ concerns, and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of the shares entitled to vote at an Annual Meeting at which a quorum is present is required to approve , on an advisory basis, the “say-on-pay” resolution supporting the compensation of our Named Executive Officers. Accordingly, any abstention or broker non-vote will count as a vote against the proposal.

Recommendation

The Board recommends you vote “FOR” the approval, on an advisory basis, of this resolution related to the compensation of our Named Executive Officers.

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PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF UNITED’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTANT

General

The Audit Committee of the Board has appointed PwC to serve as United’s independent registered public accountant during the year ended December 31, 2016. The Board will present at the 2016 Annual Meeting a proposal that such appointment be ratified.

Vote Required

Each proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the proxy will be voted “FOR” the proposal to ratify the appointment of PwC to act as the United’s independent registered public accountant for 2016. The proposal to ratify the appointment of PwC is approved if a majority of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present are voted for the proposal.

Neither United’s Articles nor Bylaws require that the shareholders ratify the appointment of PwC as its independent auditors. United is doing so because it believes it is a matter of good corporate practice. Should the shareholders not ratify the selection, the Audit Committee of the Board will reconsider its determination to retain PwC but may elect to continue the engagement. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that the change would be in the best interests of United and its shareholders.

Recommendation

The Board unanimously recommends a vote “FOR” the ratification of the appointment of United’s independent registered public accountant.

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OTHER MATTERS

Independent Registered Public Accountants

PwC was the principal independent registered public accountant for United during the years ended December 31, 2015 and 2014. Representatives of PwC are expected to be present at the 2016 Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. During 2015 and 2014, United was billed the following amounts for services rendered by PwC:

	2015	2014
Audit fees	$1,003,264	$950,000
Audit-related fees	350,000	50,000
Tax fees	-	-
All other fees	-	-
Total fees	$1,353,264	$1,000,000

Audit Fees. This category includes fees for professional services for the integrated audits of United’s consolidated financial statements including the audits of the effectiveness of our internal control over financial reporting, reviews of the financial statements included in United’s Quarterly Reports on Form 10-Q, statutory audits or financial statement audits of subsidiaries and comfort letters and consents related to registration statements filed with the SEC.

Audit-Related Fees. This category includes fees billed for assurance-related services that are reasonably related to the performance of the audit of United’s consolidated financial statements and effectiveness of internal control and are not reported within the audit fees category above. In 2015, these services were performed in connection with United’s acquisitions of MoneyTree Corporation and Palmetto Bancshares, Inc. In 2014, these services were performed in connection with United’s acquisition of Business Carolina, Inc.

Tax Fees. There were no tax services provided by PwC in 2015 or 2014.

All Other Fees. There were no other services performed by PwC that were not related to the audit of United’s consolidated financial statements during 2015 or 2014.

The Audit Committee pre-approves all audit and non-audit services performed by PwC. The Audit Committee specifically approves the annual audit services engagement and has generally approved the provision of certain audit-related services and tax services by PwC. Certain non-audit services that are permitted under the federal securities laws may be approved from time to time by the Audit Committee.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by United. United may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the Proxy Materials to their principals who are beneficial owners of shares of Common Stock.

Shareholder Proposals and Recommendations for Director Nominees

No proposals or recommendations for director nominations by non-management have been presented for consideration at the 2016 Annual Meeting.

United expects that its 2017 Annual Meeting will be held in May 2017. Any proposals or director recommendations by non-management shareholders intended for presentation at the 2017 Annual Meeting must be received by United at its principal executive offices, attention of the Secretary, no later than December 2, 2016 to be considered for inclusion in the proxy statement for the 2017 Annual Meeting. For any other shareholder matter intended to be presented for action at the 2017 Annual Meeting, United must receive a shareholder’s notice on or before the later of 14 days prior to the 2017 Annual Meeting or five days after the Notice of Annual Meeting of Shareholders for the 2017 Annual Meeting is provided to the shareholders.

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Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and information that we file later with the SEC will automatically update and supersede this information. You should rely on the later information over different information included in this Proxy Statement. We incorporate by reference herein our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 26, 2016.

We incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the initial filing date of this Proxy Statement and prior to the date of the 2016 Annual Meeting except to the extent that any information contained in such filings is deemed “furnished” rather than “filed” in accordance with SEC rules.

Documents incorporated by reference are available from United without charge. You may obtain documents incorporated by reference in this Proxy Statement by requesting them from Lois Rich in writing, Investor Relations, United Community Banks, Inc., 125 Highway 515 East, Blairsville, Georgia 30514-0398, or by telephone, (706) 781-2265. The incorporated documents listed above can also be accessed through United’s website, www.ucbi.com. Neither our website nor the information on our website is included or incorporated in, or is a part of, this Proxy Statement.

Other Business

The Board does not know of any other matters to be presented at the 2016 Annual Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

50

APPENDIX A

ARTICLES OF AMENDMENT

OF

UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

Article V of the Restated Articles of Incorporation, as amended, of the corporation is amended by deleting the first paragraph of Article V and replacing it with the following in lieu thereof:

“The corporation shall have authority to issue 150,000,000 shares of common stock, $1.00 par value (the “Common Stock”), 26,000,000 shares of non-voting common stock, $1.00 par value (the “Non-Voting Common Stock”), having the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, and 10,000,000 shares of preferred stock, $1.00 par value (the “Preferred Stock”). Subject to the provisions of any applicable law or the Bylaws of the corporation (as from time to time amended) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law or by the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote.”

3.

The amendment set forth in Section 2 hereof was adopted by the board of directors of the corporation at a meeting duly convened and held on March 18, 2016 and duly approved by the shareholders of the corporation on May 11, 2016 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

4.

The effective time of these Articles of Amendment is at 5:01 p.m. on the date of filing of these Articles of Amendment.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 18th day of March, 2016.

UNITED COMMUNITY BANKS, INC.
A Georgia corporation

By:
Jimmy C. Tallent
Chairman & Chief Executive Officer

A-1

APPENDIX B

AMENDMENT NO. 4

TO THE

UNITED COMMUNITY BANKS, INC.

2000 KEY EMPLOYEE STOCK OPTION PLAN

(As Amended and Restated Effective as of March 15, 2007)

THIS AMENDMENT NO. 4 is made as of the 18th day of March, 2016, by UNITED COMMUNITY BANKS, INC. (the “Company”), to be effective as set forth herein.

WITNESSETH:

WHEREAS, the Company previously established the United Community Banks, Inc. 2000 Key Employee Stock Option Plan, which plan was amended and restated effective as of March 15, 2007 and further amended by Amendment No. 1 dated April 13, 2007 and Amendments No. 2 and 3 dated March 20, 2012 (collectively the “Plan”); and

WHEREAS, the Company now desires to amend the Plan to increase the aggregate number of Shares available for issuance under the Plan and to make certain other changes to the Plan.

NOW, THEREFORE, the Plan is hereby amended, as follows:

1.

Section 1.3 of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“1.3 Duration of the Plan. The Plan shall be effective as of the date hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14, until March 18, 2026 (10 years from the date hereof).”

2.

Section 4.1 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“4.1 Number of Shares.

(a) Subject to adjustment as provided in Section 4.3, the total number of Shares which are available for issuance under the Plan shall be a total of 3,204,160 Shares (which total consists of 2,250,000 Shares for issuance pursuant to new Awards under the Plan and the 954,160 Shares covered by Awards currently outstanding under the Plan). The total number of Shares reserved for issuance under the Plan may be granted in the form of Options, SARs or Awards that must be settled in cash or other Awards (“Full Value Grants”). The maximum number of Shares available for grant as ISOs under the Plan shall be exactly the same as the total maximum number of Shares that may be issued pursuant to this Section 4.1. The Shares to be issued pursuant to the Plan may, in the discretion of the Company, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise.

(b) The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

B-1

(i) If, for any reason, any Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of an Option, Stock Appreciation Rights, Restricted Stock Units or Performance Shares (“Returned Shares”), such Returned Shares shall not be charged against the aggregate number of Shares available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to an Award under the Plan (with Returned Shares being counted for this purpose on a one-for-one basis).

(ii) Each Performance Share awarded that may be settled in Shares shall be counted as one Share subject to an Award. Performance Shares that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance. Each Stock Appreciation Right to be settled in Shares shall be counted as one Share subject to an Award, regardless of the number of Shares that are actually issued upon exercise and settlement of the Stock Appreciation Right. Stock Appreciation Rights that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a charge against the aggregate number of Shares available for issuance.

(iii) Each Restricted Stock Unit that may be settled in Shares and Restricted Stock shall each be counted as one Share subject to an award. Restricted Stock Units that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance under the Plan.

(iv) In applying the provisions of this Section 4.1, Shares that are used to exercise an Award (including through a Net Exercise or attestation) or Shares withheld or surrendered for payment of tax withholding obligations shall be counted as issued and reduce the number of Shares available for issuance under the Plan.”

3.

Section 4.2 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“4.2 Individual Limits. Except to the extent the Committee determines that an Award to a Named Executive Officer is not intended to comply with Section 162(m) of the Code, for purposes of Awards to an individual who is a Named Executive Officer, the following rules shall apply to Awards under the Plan:

(a) Options and SARs. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted pursuant to Awards in any one calendar year to any one Participant shall be 100,000 Shares.

(b) Restricted Stock, Restricted Stock Units and Performance Shares. The maximum aggregate number of Shares of Restricted Stock, number of Restricted Stock Units and Performance Shares that may be granted pursuant to Awards in any one calendar year to any one Participant shall be 100,000 Shares.

In addition to the limits set forth above, the maximum aggregate number of Shares that may be granted pursuant to Full Value Grants in any one calendar year to any one non-employee Director shall be 7,500 Shares.”

B-2

4.

Section 4.3(b) of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“(b) The limitations on the aggregate number of Shares that may be awarded to any one single Participant or Director in a specific period as set forth in Section 4.2 of the Plan.”

5.

Section 3.2 of the Plan is hereby amended by deleting the second sentence of Section 3.2 and substituting in lieu thereof the following:

“Notwithstanding any other provisions of this Plan, except for adjustments pursuant to Section 4.3 or to the extent approved by the Company’s shareholders and consistent with the rules of any stock exchange on which the Company’s securities are traded, this Plan does not permit (a) any decrease in the Option Price or Initial Value of any outstanding Options or SARs, (b) the issuance of any replacement Options or SARs which shall be deemed to occur if a Participant agrees to forfeit an existing Option or SAR in exchange for a new Option or SAR with a lower Option Price or Initial Value, (c) the Company to repurchase underwater or out-of-the-money Options or SARs which shall be deemed to be those Options or SARs with Option Prices or Initial Values in excess of the then current Fair Market Value of the shares of Common Stock underlying the Options or SARs, (d) the issuance of any replacement or substitute Options or SARs or the payment of cash or other Awards in exchange for, or in substitution of, underwater or out-of-the-money Options or SARs, (e) the Company to repurchase any Options or SARs if the Options or SARs have not become exercisable, vested or payable prior to the repurchase or (f) any other action that is treated as a repricing under generally accepted accounting principles or applicable NASDAQ listing rules.”

6.

Section 8.2 of the Plan is hereby amended by adding the following to the end of the fifth sentence of Section 8.2 of the Plan:

; notwithstanding the foregoing, however, up to five percent (5%) of the available Shares authorized for issuance under the Plan pursuant to Section 4.1 may provide for grants of Restricted Stock and Restricted Stock Units, wholly or partially, with a Restriction Period of less than three years (including graded vesting) and performance-based Restricted Stock and Restricted Stock Units, wholly or partially, with a restriction period of less than one year.”

7.

The amendments to the Plan set forth in sections 1, 2, 3, 4 and 6 of this Amendment are subject to approval of such amendments by the shareholders of the Company at a meeting duly called for such purpose within 12 months after the date set forth above. The increase in the number of Shares available for issuance may not be issued pursuant to Awards unless and until such amendments are approved by the shareholders within such time period. The other provisions of this Amendment shall become fully effective upon their adoption by the Board of Directors of the Company. Except as hereby modified, the Plan shall remain in full force and effect.

[Signature on Following Page]

B-3

IN WITNESS WHEREOF, the Company has executed this Amendment No. 4 as of the date first written above.

UNITED COMMUNITY BANKS, INC.

By:	_____________________________

Name:	_____________________________

Title:	_____________________________

B-4

c/o Continental Proxy Services – 8th Floor 17 Battery Place, New York NY 10004–1123

You May Vote Your Proxy When You View The Proxy Materials On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

United Community Banks, Inc.
P.O. Box 398, Blairsville, GA 30514

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
to be held on
May 11, 2016 at 2:00PM ET

*Shareholders are cordially invited to attend the Annual Meeting and vote in person. At the meeting, you will need to request a ballot to vote your shares.

Dear Shareholder,

The 2016 Annual Meeting of Shareholders of United Community Banks, Inc. will be held at The Ridges Resort, 3499 Highway 76W, Young Harris, Georgia, on Wednesday, May 11, 2016, at 2:00 PM ET.

Proposals to be considered at the Annual Meeting:

(1)	Election of eight directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified.
(2)	Approval of an amendment to the Restated Articles of Incorporation of United, as amended, to increase the number of shares of our common stock, par value $1.00, available for issuance from 100,000,000 to 150,000,000.
(3)	Approval of amendments to United’s Amended and Restated 2000 Key Employee Stock Option Plan to, among other things, increase the number of shares available for grant under such plan.
(4)	Approval, on an advisory basis, of the compensation of our Named Executive Officers.
(5)	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountant for 2016.

The Board of Directors recommends a vote “FOR” all nominees under Proposal 1, and “FOR” Proposals 2, 3, 4, and 5.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.	Vote Your Proxy on the Internet:
Go to http://www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.

The Proxy Materials are available for review at: http://www.cstproxy.com/ucbi/2016	COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

United Community Banks, Inc.
P.O. Box 398, Blairsville, Georgia 30514

Important Notice Regarding the Availability of Proxy Materials

for the 2016 Annual Meeting of Shareholders to be Held on May 11, 2016

The following proxy materials are available to you to review at http://www.cstproxy.com/ucbi/2016:

-	United’s Annual Report for the year ended December 31, 2015
-	United’s 2016 Proxy Statement
-	United’s Proxy Card
-	Any amendments to the foregoing materials that are required to be furnished to shareholders

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before April 29, 2016 to facilitate a timely delivery. You may also reuqest that you receive paper copies of all future proxy materials from United.

Registered shareholders who do not vote by Monday, April 11, 2016, will automatically receive a proxy card by mail with further instructions on how to vote by Internet, telephone or mail.

ACCESSING YOUR PROXY MATERIALS ONLINE
Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your Company ID, Proxy Number and Account Number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-221-0690
or
By logging on to http://www.cstproxy.com/ucbi/2016
or
By e-mail at: proxy@continentalstock.com

Please include the company name and your account number in the subject line.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone - QUICK éééEASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 10, 2016.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲	FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED	▲

PROXY
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

					FOR	AGAINST	ABSTAIN
1. Election of Directors	FOR all	WITHHOLD AUTHORITY		4. Approval, on an advisory basis, of the compensation of our Named Executive Officers.	☐	☐	☐
(1) Jimmy C. Tallent	Nominees listed to the	to vote (except as marked to the contrary for all nominees
(2) Robert H. Blalock	left	listed to the left)			FOR	AGAINST	ABSTAIN
(3) L. Cathy Cox	☐	☐		5. Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountant for 2016.	☐	☐	☐
(4) Kenneth L. Daniels
(5) H. Lynn Harton
(6) W.C. Nelson, Jr.
(7) Thomas A. Richlovsky
(8) Tim R. Wallis				☐ Check here if you plan to attend the meeting in person.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5.
	FOR	AGAINST	ABSTAIN
2. Approval of an amendment to the Restated Articles of Incorporation of United, as amended, to increase the number of shares of our common stock, par value $1.00, available for issuance from 100,000,000 to 150,000,000.	☐	☐	☐	COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

	FOR	AGAINST	ABSTAIN
3. Approval of amendments to United’s Amendedand Restated 2000 Key Employee Stock Option Plan to, among other things, increase the number of shares available for grant under such plan.	☐	☐	☐

Signature______________________________________ Signature, if held jointly______________________________________ Date____________, 2016.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held
Wednesday, May 11, 2016

The Proxy Statement and our 2016 Annual Report to Shareholders are
available at http://www.cstproxy.com/ucbi/2016

▲	FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED	▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

UNITED COMMUNITY BANKS, INC.

The undersigned appoints Jimmy Tallent and W.C. Nelson, Jr., and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of United Community Banks, Inc. held of record by the undersigned at the close of business on March 12, 2016 at the Annual Meeting of Shareholders of United Community Banks, Inc. to be held on Wednesday, May 11, 2016, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2, 3, 4 AND 5 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)